As Filed With the Securities and Exchange Commission on February 13, 2006
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  MIDNET, INC.
                 (Name of Small business issuer in our charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

            4899                                         95-4735256
(Primary standard industrial                (I.R.S. Employer Identification No.)
classification code number)

                       Suite 300-1055 West Hastings Street
                         Vancouver, B.C. Canada V6E 2E9
                                 (604) 609-6188
          (Address and telephone number of principal executive offices)

                            Michael J. Morrison, Esq.
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                                  775-827-6300
               (Name, address and telephone of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registrant on statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE(1)
================================================================================
                                   Proposed        Proposed
                                   maximum          maximum
     Title of class of             offering        aggregate          Amount of
securities to be registered        price per       offering         Registration
   and number of shares              share          price                Fee
--------------------------------------------------------------------------------
Common Stock, par value $.0001
4,227,960 shares                    $0.31         $1,310,668           $140.24
--------------------------------------------------------------------------------
Total Registration Fee                                                 $140.24
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c).

Registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on the date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH THE OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                                  MIDNET, INC.

                        4,227,960 Shares of Common Stock

                   LISTING INFORMATION AND SYMBOL - OTCBB:MIDX

     The registration statement of which this prospectus is a part relates to the offer and sale of 4,227,960 shares of our common stock by the selling security holders.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS", PAGE FOUR (4).

     MidNet will not receive any proceeds from the sale of securities being Offered

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


          The date of this preliminary prospectus is February 8, 2006.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary Information & Risk Factors                                          3
Use of Proceeds                                                            12
Determination of Offering Price                                            12
Dilution                                                                   12
Selling Security Holders                                                   13
Plan of Distribution                                                       14
Legal Proceedings                                                          17
Directors, Executive Officers, Promoters and Control Management            17
Security Ownership of Certain Beneficial Owners and Management             21
Description of Securities                                                  23
Interest of Named Experts and Counsel                                      25
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities                                           26
Description of Business                                                    26
Management's Discussion and Analysis or Plan of Operation                  40
Description of Property                                                    47
Certain Relationships and Related Transactions                             47
Market for Common Equity and Related Stockholder Matters                   49
Executive Compensation                                                     50
Financial Statements                                                      F-1

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                      SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

     You should read carefully all information in the prospectus including its detailed information and the financial statements and their explanatory notes before making an investment decision.

     Over the past three years, the founders of MidNet developed the proprietary configuration technology and software architecture called "The Middle Network(SM)." The Middle Network(SM), which is now operational, is designed to allow its present and future customers to communicate digitally in a private, reliable and affordable environment. The Middle Network(SM) provides a unique neutral video and data communications environment among telecommunications infrastructure companies, such as AT&T, Sprint and Verizon ("Telcos"), Application Service Providers such as Corio and BlueStar Solutions, who are third-party entities that manage and distribute software-based services and solutions to customers across a wide area network from a data center or other information technology installations ("ASP") and the customers/consumers of the Telcos and ASPs. We do not have any arrangements or understandings with any of the companies named; they are only provided as illustrative examples. While The Middle Network(SM) is now operational, MidNet is still in the development stage and we have produced only nominal operational revenues.

     MidNet is a holding company with two wholly owned subsidiaries: MidNet
(USA), Inc. (a Nevada corporation) and MidNet (Canada), Inc. (a Canadian federal corporation). MidNet (USA) is the operating company for MidNet's business in the United States and MidNet (Canada) is the operating company for MidNet's business in Canada. All three companies are in the same line of business: building, distributing and operating The Middle Network(SM).

THE OFFERING.

Securities Offered            4,227,960 shares of Common Stock.

Offering Price Per Share Market price and/or privately negotiated prices.

Offering The Shares are being offered by the selling securities holders.

Proceeds                      MidNet will receive no proceeds from this offering

Number of Shares              Before the Offering: 21,411,176 Shares of Common
Outstanding                   Stock. After the Offering: 21,411,176 Shares
                              of Common Stock (Does not give effect to the exercise of 1,760,000 options outstanding to purchase Common Stock.)

FINANCIAL SUMMARY INFORMATION.

     Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements included in this prospectus and their explanatory notes.

                                    12/31/03        12/31/04        09/30/05
                                    --------        --------        --------
Balance Sheet Data
CASH                                $ 67,074        $509,345        $  14,805
TOTAL ASSETS                        $294,398        $679,118        $ 255,113
TOTAL LIABILITIES                   $140,678        $ 84,755        $ 425,920
STOCKHOLDERS' EQUITY (DEFICIT)      $153,720        $594,363        $(170,807)

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION ABOUT THE MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK, TOGETHER WITH OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO PURCHASE OUR COMMON STOCK.

                         RISKS RELATED TO OUR OPERATIONS

1. ALTHOUGH WE HAVE COMMENCED BUSINESS OPERATIONS, OUR COMPANY HAS NO HISTORY OF EARNINGS AND OUR CASH FLOW COULD BE LOWER THAN ANTICIPATED DUE TO SLOWER THAN EXPECTED CUSTOMER ACCEPTANCE AND THEREFORE WE MAY NOT HAVE SUFFICIENT FUNDS TO CONTINUE OPERATIONS.

     MidNet commenced business operations in June 2004, but has only generated nominal operating revenues and no positive cash flow. There is no assurance it will generate any significant revenues from current and proposed operations, or if it does, that such revenues, if any, will be sufficient to sustain operations. There is no assurance MidNet`s proposed services will be accepted by customers, or that any such customers will accept the services at a time and in a manner that will produce revenues for MidNet as and when required for operations. There is a material risk MidNet will not realize revenues sufficient to continue operations.

2. OUR CHANCES FOR SUCCESS ARE REDUCED BECAUSE WE ARE AN EARLY STAGE COMPANY WITH REGARD TO OUR PROPOSED BUSINESS OPERATION.

     In recent years we have been inactive and we have not generated any operational revenues. We have a limited operating history. Accordingly, we are subject to all the risks and challenges associated with the operation of a new enterprise, including inexperience, lack of a track record, difficulty in entering the targeted market place, competition from more established businesses with greater financial resources and experience, an inability to attract and retain qualified personnel (including, most importantly, sales and marketing personnel) and a need for additional capital to finance our marketing efforts and intended growth. We cannot assure you that we will be successful in overcoming these and other risks and challenges that we face as a new business enterprise.

3. WE NEED SUBSTANTIAL ADDITIONAL FINANCING TO EXECUTE OUR BUSINESS PLAN, AND THERE IS NO ASSURANCE FINANCING WILL BE AVAILABLE. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

     We need substantial additional capital to expand our marketing and sales efforts. Our current resources are expected to fund operations through February 2006. We cannot offer assurances that any additional funds will be raised when we require them or that we will be able to raise funds on suitable terms. Failure to obtain such financing when needed could delay or prevent MidNet's planned development and expansion, which could result in less revenue and less cash to fund operations. If additional capital is raised through the sale of additional equity or convertible securities, dilution to MidNet's stockholders is likely to occur.

4. OUR RIGHTS TO THE USE OF TELECOMMUNICATIONS FACILITIES AND TELECOMMUNICATIONS BANDWIDTH THAT MAKE UP OUR NETWORK MAY BE AFFECTED BY THE FINANCIAL HEALTH OF THE TELECOMMUNICATIONS FACILITY AND BANDWIDTH PROVIDERS WHICH COULD RESTRICT OUR ACCESS TO ESSENTIAL TELECOMMUNICATION SERVICES AND COULD REDUCE OUR REVENUE OR INCREASE OUR OPERATING COSTS.

     The majority of our planned network will be held by us through short-term and long-term leases, service agreements and/or irrevocable right of use agreements with various unrelated third-party providers who provide us with access to telecommunications facilities and bandwidth owned by them. If one of these providers has a bankruptcy or financial collapse, we could lose our access to telecommunication services from the provider, which in turn could impact the integrity of our network resulting in a loss of revenues or leading to an increase in operating costs.

5. WE MAY NOT BE ABLE TO CONTINUE TO CONNECT OUR NETWORK TO INCUMBENT OR COMPETITIVE LOCAL EXCHANGE CARRIERS' NETWORKS ON FAVORABLE TERMS, SO WE MAY HAVE TO PAY MORE FOR CONNECTIONS WHICH COULD RESULT IN LESS NET INCOME THAN PROJECTED.

     We must be party to interconnection agreements with incumbent carriers and certain independent carriers in order to connect our customers to The Middle Network(SM). We believe The Middle Network(SM) will be a reliable network-operating environment within a private network, which will act as the middle layer between telecommunication infrastructure companies, application service providers and the end users. The Middle Network(SM) is a commercial complement to the Internet. The Middle Network(SM) is neutral and affordable like the Internet; however, unlike the Internet, it will be private, more reliable, and more advanced. The Middle Network(SM) is private because we lease private circuits. And because The Middle Network(SM) is a closed, private network, traffic is controlled and bandwidth is consistent and thus reliable. It is more advanced than the Internet because it is private and controlled.

If we are unable to renegotiate or maintain interconnection agreements or access to bandwidth in all of our markets on favorable terms, it could increase our costs to provide services in the affected markets. Increases in costs associated with telecommunications facilities and bandwidth could lower the operating margins for our products and services.

6. IT IS EXPENSIVE AND DIFFICULT TO SWITCH NEW CUSTOMERS TO OUR NETWORK, AND LACK OF COOPERATION OF INCUMBENT OR COMPETITIVE LOCAL EXCHANGE CARRIERS CAN SLOW THE NEW CUSTOMER CONNECTION PROCESS, WHICH COULD RESULT IN LESS REVENUE AND/OR INCREASED OPERATING COSTS.

     It is expensive and difficult for us to switch a new customer to our network because:

     * we may have to charge the potential customer certain one-time installation fees, and, that may act as a deterrent to becoming our customer, and
     * we require cooperation from carriers in instances where there is no direct connection between the customer and our network, which can complicate and add to the time that it takes to provision a new customer's service.

Any obstacles or deterrents to becoming a customer and lack of cooperation from carriers could interfere with our ability to provide services both of which could result in less revenue and/or increased operating costs.

7. THE OPERATION, ADMINISTRATION, MAINTENANCE AND REPAIR OF OUR SYSTEMS ARE SUBJECT TO RISKS THAT COULD LEAD TO DISRUPTIONS IN OUR SERVICES AND THE FAILURE OF OUR SYSTEMS TO OPERATE AS INTENDED, WHICH COULD RESULT IN LESS REVENUE AND/OR HIGHER OPERATING COSTS.

     Each of our systems is and will be subject to the risks inherent in large-scale, complex telecommunications systems. The operation, administration, maintenance and repair of our systems will require the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment located throughout the world. Our systems may not continue to function as expected in a cost-effective manner. The failure of the hardware or software to function as required could render The Middle Network(SM) unable to perform at design specifications. Failures in our systems could result in reduced revenue and/or increased operating costs.

8. THE FAILURE OF OUR BUSINESS AND OPERATIONS SUPPORT SYSTEMS TO PERFORM AS WE EXPECT COULD CAUSE US TO LOSE CUSTOMERS AND/OR MAKE IT DIFFICULT TO OBTAIN NEW CUSTOMERS, OR PROVISION THEIR SERVICES, WHICH COULD RESULT IN INCREASED OPERATING COSTS AND COULD REDUCE OUR REVENUES.

     Our operations support systems are an important factor in our success. Critical information systems used in daily operations will be used to perform sales and order entry, provisioning, billing and accounts receivable functions, and cost of service verification and payment functions. If any of these systems fail or do not perform as expected, it would reduce our ability to process orders and provision sales, and to bill for services efficiently and accurately, all of which could cause us to suffer customer dissatisfaction, loss of business, loss of revenue or the inability to add customers on a timely basis, any of which could reduce revenues. In addition, system failure or performance issues could increase our operating costs by limiting our ability to review and dispute invoicing and provisioning data provided by our service providers. Furthermore, processing higher volumes of data or the increased automation system features could result in system breakdowns and delays and additional unanticipated expense to remedy the defect or to replace the defective system with an alternative system.

9. WE HAVE NOT DEVELOPED ANY EFFECTIVE DISTRIBUTION CHANNELS FOR OUR SERVICES WHICH ARE NECESSARY TO SELL OUR SERVICES AND GENERATE REVENUE.

     We market our services through in-house personnel. In most instances, we utilize performance demonstrations as part of our sales process.

     In addition, our future marketing plans include:

     * establishing service brand recognition through customers with extensive use of the Internet
     *    active participation in industry trade shows
     * extensive public relations efforts directed at target market trade press

     Our success will depend, in part, upon our marketing efforts to effectively establish distribution channels and we may not have the resources or ability to sustain these efforts or generate any meaningful sales.

10. INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS OF OTHERS COULD PREVENT US FROM USING NECESSARY TECHNOLOGY, WHICH COULD INCREASE OPERATING COSTS AND LOWER PROFITABILITY.

     While we do not believe there exists any technology patented by others, or other intellectual property owned by others that is necessary for us to provide our services and has not been licensed by us, there can be no assurances in this regard. If there is intellectual property that is owned by others for which we have no license, we would have to negotiate such a license for the use of that property. We may not be able to negotiate such a license at a price that is acceptable. This could force us to cease offering products and services incorporating such property, thereby reducing revenue and lowering operating results.

11. OUR COSTS MAY SIGNIFICANTLY INCREASE IF THE GNU GENERAL PUBLIC LICENSE AND SIMILAR LICENSES ARE NOT ENFORCEABLE.

     Many software applications and network technologies used in our business and operations support systems have been developed and licensed under the GNU General Public License and similar open source licenses. These licenses state that any program licensed under them may be liberally used, copied, modified and distributed. The GNU General Public license is a subject of litigation in the case of The SCO Group, Inc. v. International Business Machines Corp., pending in the United States District Court for the District of Utah. It is possible that a court would hold these licenses to be unenforceable in that litigation or that someone could assert a claim for proprietary rights in a program developed and distributed under these licenses. Any ruling by a court that these licenses are not enforceable, or that open source network technologies or any software made available under the GNU General Public license, or significant portions of them, may not be liberally used, copied, modified or distributed, could significantly increase our operating costs because we use software that is based on the GNU General Public License and is currently free.

12. PHYSICAL SPACE LIMITATIONS IN OFFICE BUILDINGS AND LANDLORD DEMANDS FOR FEES OR REVENUE SHARING COULD LIMIT OUR ABILITY TO CONNECT CUSTOMERS TO OUR NETWORKS AND INCREASE OUR COSTS.

     In some circumstances, connecting a customer who is a tenant in an office building to our network may require the installation of in-building cabling through the building's risers from the customer's office to our fiber in the street or building equipment room, or our antenna on the roof. In some office buildings, particularly the premier buildings in the largest markets, the risers are already close to their maximum physical capacity due to the entry of competitive carriers into the market. Direct connections may require us to obtain access to rooftops from building owners. Moreover, the owners of these buildings are increasingly requiring telecommunications service providers to pay fees or otherwise share revenue as a condition of access to risers and rooftops. We may be required to pay fees to access buildings, particularly for buildings located in larger markets, which would reduce our operating margins.

13. OUR CANADIAN OPERATIONS WILL BE EXPOSED TO EXCHANGE RATE RISKS AND THEREFORE OUR NET INCOME MAY BE LESS OR NET LOSS GREATER DUE TO CURRENCY FLUCTUATIONS.

     MidNet's primary source of funds to date has originated in U.S. dollars. To the extent operating revenues in Canada are insufficient to cover operating costs in Canada, those operating deficits will be funded by U.S. dollars derived from our cash reserves. Increases in the value of the Canadian dollar relative to the U.S. dollar could reduce our ability to fund operating deficits. Additionally, the net operating results of our Canadian operations will be translated into U.S. dollars at the prevailing exchange rates based on U.S. accounting principles. Fluctuations in the exchange rate may reduce our net income or increase our net loss.

     MidNet does not currently enter into or plan to enter in hedge transactions since currency risks are limited to one foreign country and are currently not considered significant. MidNet will re-evaluate the need for hedging transactions as international operations develop and currency exposure risks increase.

                  RISKS RELATED TO COMPETITION AND OUR INDUSTRY

14. THE PRICES FOR TELECOMMUNICATIONS SERVICES HAVE BEEN DECREASING, AND WE EXPECT THAT SUCH DECREASES WILL CONTINUE OVER TIME, THUS REDUCING OUR ANTICIPATED REVENUES AND ANY MARGIN OF PROFIT WE MAY REALIZE.

     We expect price decreases in our industry to continue as demand increases for transmission capacity on existing and new networks. If the prices for our services decrease for whatever reason and we are unable to increase volumes through additional services or otherwise, it would reduce revenues and lower our operating results.

15. OUR SELECTION OF TECHNOLOGY COULD PROVE TO BE INCORRECT, INEFFECTIVE OR UNACCEPTABLY COSTLY, WHICH WOULD LIMIT OUR ABILITY TO COMPETE EFFECTIVELY.

     The telecommunications industry is subject to rapid and significant changes in technology. Most technologies and equipment that we use or will use, including wireline and wireless transmission technologies, circuit and packet switching technologies, multiplexing technologies, data transmission technologies, including the Sonet, SDH, MPLS, DSL, ATM and IP technologies, and server and storage technologies may become obsolete. If we do not replace or upgrade technology and equipment that becomes obsolete, we will be unable to compete effectively because we will not be able to meet the expectations of our customers, which could reduce revenues and lower operating results.

16. CHANGES IN REGULATORY ENVIRONMENTS MAY REQUIRE US TO OBTAIN AND MAINTAIN A NUMBER OF GOVERNMENTAL LICENSES AND PERMITS, WHICH COULD BE AN EXPENSIVE AND TIME-CONSUMING PROCESS, AND THERE IS NO ASSURANCE WE WILL BE ABLE TO OBTAIN OR MAINTAIN THE LICENSES OR PERMITS, THUS PLACING OUR PROPOSED BUSINESS AT RISK.

     Our operations are currently not subject to regulation in the United States and Canada, the countries where we have commenced operations. We are not currently subject to regulation in the United States or Canada because we do not provide voice services nor do we resell bandwidth. We will lease bandwidth from various telecommunication providers and use that bandwidth to provide our data transmission services. We are similar to Internet Service Providers, which are currently not subject to regulation. However, changing regulatory environments may require us to obtain and maintain a number of governmental licenses and permits in the future. If we fail to comply with those regulatory requirements or fail to obtain and maintain those licenses and permits, we may not be able to conduct our business. Moreover, those regulatory requirements could change in a manner that significantly increases our costs and reduces our operating results.

17. ATTEMPTS TO LIMIT THE BASIC COMPETITIVE FRAMEWORK OF THE TELECOM ACT COULD INTERFERE WITH THE SUCCESSFUL IMPLEMENTATION OF OUR BUSINESS PLAN, WHICH COULD INCREASE OUR OPERATING COSTS AND/OR REDUCE REVENUES.

     Successful implementation of our business plan is predicated on the assumption that the basic framework for competition in the local exchanges services market established by the Telecom Act will remain in place. We expect that there will be attempts to modify, limit or eliminate this basic framework through a combination of federal legislation, new rulemaking proceedings by the FCC and challenges to existing and proposed regulations by the Regional Bell operating companies ("RBOCs"). If those provisions of the Telecom Act are changed, those changes could significantly increase our operating costs and/or reduce our revenue.

18. POTENTIAL REGULATION OF INTERNET SERVICE PROVIDERS COULD SUBJECT US TO UNFORSEEN RESTRICTIONS ON OUR PROJECTED USE OF PRIVATE NETWORKS WHICH COULD INCREASE OUR OPERATING COSTS.

     The FCC has to date treated Internet service providers as enhanced service providers. Enhanced service providers are currently exempt from federal and state regulations governing common carriers, including the obligation to pay access charges and contribute to the universal service funds. The FCC is currently examining the status of Internet service providers and the services they provide. If the FCC were to determine that Internet service providers, or the services they provide, are subject to FCC regulation, including the payment of access charges and contribution to the universal service funds, it could affect MidNet because those additional charges could be passed to us and could significantly increase our operating costs.

19. WE DEPEND ON THIRD PARTIES FOR MANY FUNCTIONS. IF THE SERVICES OF THOSE THIRD PARTIES BECOME UNAVAILABLE TO US, FINDING REPLACEMENTS COULD INCREASE OUR OPERATING COSTS AND DECREASE OUR REVENUE.

     We depend and will continue to depend upon third parties to:

     * construct and/or upgrade some of our systems and provide equipment and maintenance;
     * provide access to a number of origination and termination points of our systems in various jurisdictions; and
     * provide terrestrial and sub-sea capacity and services to our customers through contractual arrangements.

     We cannot provide any assurances that third parties will perform their contractual obligations. If they fail to perform their obligations, or if any of these relationships are terminated and we are unable to reach suitable alternative arrangements on a timely basis, our operating costs could significantly increase and our revenues may be reduced.

20. POWER OUTAGES AND ROLLING BLACKOUTS MAY DECREASE REVENUE OR INCREASE OPERATING COSTS.

     On August 14, 2003, eight states and southern Canada experienced a widespread power outage after extreme energy fluctuations in the power grid. California experienced rolling power outages and brownouts in the San Francisco Bay Area in the year 2000 and in Los Angeles County in March and May of 2001 due to shortages of energy supply in the affected areas. Although we make every reasonable effort to protect The Middle Network(SM) from power outages, we have no control over where, when and for how long such power outages may occur and whether such outages exceed the capacity of our protection or the capacity of telecommunications bandwidth and facilities providers that provide services to us. These power outages could interrupt our network services, which could reduce our revenue and/or increase our operating costs.

21. PROTECTION OF THE COMPANY'S NAME AND SERVICE MARK MAY BE LIMITED BY THE EXISTENCE OF ANOTHER COMPANY WITH SAME NAME AND IF CHALLENGED WE MAY INCUR COSTS TO CHANGE OUR NAME.

     MidNet has only applied for protection of its name as a service mark through the U.S. Patent & Trademark Office. There is no assurance a service mark will be granted or that MidNet will be able to successfully defend its service mark if contested or infringed upon. In addition, there is another company named MIDnet, Inc., which is a nonprofit enterprise organized by various member educational institutions that is focused on education and information exchange via the Internet. That company's business is different and distinguishable from ours. If MidNet's name is challenged, we may incur costs to change it.

                        RISKS RELATED TO OUR COMMON STOCK

22. WE HAVE ISSUED OPTIONS TO PURCHASE OUR COMMON STOCK, AND IF ALL OF THE OPTIONS ARE EXERCISED, IT WILL RESULT IN ADDITIONAL DILUTION TO THE OWNERSHIP INTERESTS OF OUR EXISTING SHAREHOLDERS.

     As of the date of this prospectus, we have 21,411,176 shares of common stock outstanding. Up to an additional 1,760,000 shares are issuable upon the exercise of the options held as described herein. The options are exercisable at US$.50 and $1.00 per share. The exercise of all of these options will increase our shares outstanding to 23,171,176 and further dilute the ownership interests of our existing shareholders. The options fully expire in 2012.

23. THE INFLUX INTO THE MARKET OF THE SUBSTANTIAL NUMBER OF SHARES COVERED BY THIS PROSPECTUS COULD LOWER THE TRADING PRICE OF OUR COMMON STOCK, WHICH MAY ELIMINATE OR REDUCE OUR ABILITY TO RAISE ADDITIONAL FINANCING.

     This prospectus covers the public sale of 4,227,960 shares of our common stock. The number of shares covered by this prospectus represents approximately 19.7% of the shares outstanding prior to the sale of these shares. This significant increase in the number of shares available for public sale may reduce the trading price of our shares. To the extent that this influx of shares into the public market or other factors reduce the trading price of our common stock, it could eliminate or reduce our ability to secure additional financing on satisfactory terms, or at all.

24. WE HAVE A MINIMAL TRADING HISTORY FOR OUR COMMON STOCK, AND THIS MAY RESULT IN POSSIBLE STOCK PRICE VOLATILITY AND INVESTORS MAY HAVE DIFFICULTY SELLING THEIR STOCK.

     MidNet's Common Stock is currently traded on the OTC Bulletin Board under the symbol "MIDX". Prior to March 25, 2004, it was traded under the symbol "TUGB". The stock has only been traded since October 2003. MidNet's stock price from October 2003 through January 27 2006 ranged from a low Bid/Ask price of $0.22 per share to a high Bid/Ask price of $3.65 per share.

     The market price of MidNet's Common Stock could fluctuate substantially due to a variety of factors, including market perception of its ability to conduct its proposed operations, limited trading volume in its Common Stock, and changes in general conditions in the economy.

25. PREFERRED STOCK VOTING RIGHTS AND THE COMMON STOCK OWNED BY MANAGEMENT EFFECTIVELY LIMIT THE INFLUENCE INVESTORS MAY HAVE OVER MIDNET'S BUSINESS.

     The officers and directors of MidNet as a group own 11.4% of MidNet's common stock and 33% of MidNet's preferred stock. Each share of preferred stock entitles the holder to 100 votes in the case of certain corporate events including: any issue that pertains to mergers, acquisitions, hostile takeovers or any vote to amend the Articles of Incorporation. The voting rights of the preferred stock effectively limit the ability of investors to influence such corporate events. A significant potential effect of the voting rights given to preferred stockholders is the anti-takeover potential created by the voting rights, sometimes referred to as a "poison pill." The preferred stock and common stock owned by management gives management ultimate control over MidNet's business and operations and the ability to elect directors.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of common stock by the selling security holders.

                         DETERMINATION OF OFFERING PRICE

     This is set at $0.25 per share for cash and the market price at the date of agreement for shares issued for service.

                                    DILUTION

     Not applicable. We are not registering any un-issued shares in this registration statement.

                             SELLING SECURITY HOLDER

     The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.

                                    Beneficial(2)              Maximum          Beneficial
                                     Ownership                Number of         Ownership
                                  Before Offering            Shares Being    After Offering(4)
  Name(1)                     Shares       Percent(3)           Offered       Shares/Percent
  -------                     ------       ----------           -------       --------------
Avalon Partners               750,000      3.50                 750,000               --
Adam Jacobs                   100,000      Less than 1%         100,000               --
Behzad Tashakorian             20,000      Less than 1%          20,000               --
Frank Ksiazek                 200,000      1.00                 200,000               --
Glen Bartolini                200,000      1.00                 200,000               --
Jason Peltier                 600,000      2.80                 600,000               --
Ken Stern                      48,000      Less than 1%          48,000               --
Kouross Moslehpour             96,000      Less than 1%          96,000               --
Logics Consulting Inc(5)       50,000      Less than 1%          50,000               --
Mark Smith                     15,960      Less than 1%          15,960               --
Ron Vidor                     240,000      1.21                 240,000               --
Dr. Schiller                  240,000      1.21                 240,000               --
Equity Alliance               900,000      4.20                 900,000               --
Yong S Goh                     68,000      Less than 1%          68,000               --
Janae Inc (6)                 500,000      2.34                 500,000               --
Tom Locke (7)                 200,000      Less than 1%         200,000               --
                            ---------                                          ---------
         Total              4,227,960                                          4,227,960
                            =========                                          =========

----------
(1) None of the selling security holders have, or ever had, any material rela-tionship with our corporation, its officers, directors or other shareholders, or any of our corporation's predecessors and/or affiliates, except for:
     (a) Tom Locke, who was an officer of MidNet until January 1 2006, who owns 200,000 shares of Common Stock being registered for sale in this registration statement;
     (b) Equity Alliance, which is performing investor relations work for the Corporation
     (c) Logics Consulting Inc, which is performing consulting work for the Corporation
     (d)  Janae Inc. which is performing consulting work for the Corporation
(2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934 and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, this table has been prepared based on 21,411,176 shares as of January 27, 2006.

(3) Based on a total of 21,411,176 shares outstanding, except for: (a) Tom Locke based on 21,911,176 shares which includes 500,000 options exercisable within 60 days;
(4)  Assumes the sale of all shares offered by Selling Security Holder.
(5)  Controlled by Shawn Casias.
(6)  Controlled by Joe Casias.
(7) Beneficial ownership for Mr. Locke includes 200,000 shares of Common Stock and 500,000 Options exercisable within 60 days.

     With the exception of Shawn Casias and Joe Casias, who are brothers, none of the shareholders are related to or affiliated with any other shareholders, officers or directors.

     We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of re-sales of our securities.

     None of our selling stockholders are broker dealers or affiliates of broker dealers.

                              PLAN OF DISTRIBUTION

   The securities offered by this prospectus may be sold by the selling security holders or by those to whom the shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, assuming a market for our securities exists, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

     Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting a distribution of the securities on behalf of our corporation. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act, and the commissions or discounts and other compensation paid to the persons may be regarded as underwriters' compensation.

     The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of the pledges, accounts or loan transactions. Upon default by the selling security holders, the pledgee in the loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any transfer the transferee would have the same rights of sale as the selling security holders under this prospectus.

     In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any other person. Furthermore, transferees who replace selling security holders will need to be named in the prospectus filed as part of a post-effective amendment to this registration statement before they may accede to the rights of the named selling security holder.

     There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Exchange Act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of the distribution.

     All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions which is to be paid by the selling security holders.

     We will not receive any proceeds from the sale of the shares. We will pay the expenses of preparing this prospectus and the related registration statement, which we estimate to be $10,000.

     This offering will terminate 180 days from the effective date of the Registration, unless extended in the discretion of the Company for an additional 90 days.

TAXATION

     The following discussion describes the material United States federal income tax consequences of the ownership of common shares of MidNet, Inc. by an investor that purchases and holds them as capital assets.

     The discussion does not address any aspects of United States taxation other than federal income taxation. Prospective investors are urged to consult their tax advisors regarding the United States federal, state and local tax consequences of the purchase, holding or disposal of common shares.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

     The discussion below is based on the Internal Revenue Code of 1986, as amended, its legislative history, Treasury Regulations and published judicial and administrative interpretations, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The tax treatment of a holder of common shares may vary depending upon the holder's particular situation. This discussion does not address all of the tax consequences relating to the ownership of the common shares, and does not take into account holders subject to special rules including, but not limited to, dealers in securities or currencies, financial institutions, tax-exempt entities, banks, life insurance companies, traders in securities that elect to mark-to-market their securities, persons that hold common shares as a part of a straddle or a hedging, or conversion transaction, persons liable for the alternative minimum tax, persons that actually or constructively own 10% or more of our voting stock, or persons whose "functional currency" is not the U.S. dollar. In addition, the following discussion is limited to United States holders who will hold the common shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

     A United States holder is a holder of common shares that is an individual who is a citizen or resident of the United States, a partnership, corporation or other entity organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, Treasury Regulations otherwise provide), an estate that is subject to United States federal income taxation without regard to the source of its income or a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

     The discussion below does not address the effect of any state or local tax laws on a holder of the common shares.

DISTRIBUTIONS

     The gross amount of a distribution (including a deemed or constructive distribution) with respect to the common shares will be treated as a dividend taxable as ordinary income on the date of receipt, to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Distributions, if any, in excess of these current and accumulated earnings and profits will first constitute a non-taxable return of capital to the extent thereof, and then a capital gain realized on the disposition of the common shares. The portion of any distribution treated as a non-taxable return of capital will reduce a holder's tax basis in the common shares. Corporate United States holders will be eligible for the dividends received deduction allowed for distributions to domestic corporations, multiplied by the relevant percentage based on their percentage shareholding.

     If a distribution is paid with respect to the common shares in any currency other than U.S. dollars, the amount of the distribution will be translated into U.S. dollars at the spot rate on the date the distributions are paid or deemed paid to a United States holder, regardless of whether the distributions are in fact converted on that date. Any subsequent gain or loss in respect of that non-US currency arising from exchange rate fluctuations will be ordinary income or loss.

CAPITAL GAINS AND LOSSES

     A United States holder will generally recognize gain or loss on the sale or other disposition of common shares in an amount equal to the difference between the amount realized on the sale or other disposition and the holder's adjusted tax basis in the common shares. This will result in a long-term or short-term capital gain or loss, depending on whether the common shares have been held for more than one year. The deductibility of capital losses may be subject to limitation.

                                LEGAL PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings which involve MidNet, Inc.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     MidNet's Bylaws provide for a Board of Directors consisting of between one and five directors, and the number is determined by a properly approved resolution of the Board. The Board currently consists of one director.

(a) Directors and Executive Officers

        NAME             AGE                   POSITION
        ----             ---                   --------
     Tilo Kunz           39      Director, President and Chief Executive Officer
                                 Chief Operating Officer

     Curtis Staples      49      Executive Vice-President, Business Development

     Simon Dorey         48      Chief Financial Officer

     Mr. Kunz is a full-time employees of MidNet and spends at least 40 hours per week or 100% of his time on MidNet business. Mr. Staples is contracted through his company as an independent consultant and devotes approximately 50 percent of his time (about 20 to 30 hours per week) to MidNet. Mr. Dorey is under contract through a third party company as an independent consultant and devotes approximately 50% of his time (about 20-30 hours a week) to Midnet.

     Tilo Kunz has been the Director, President and CEO of Midnet since March 22 2005. Prior to that he had been Chairman and Chief Operating Officer of MidNet since December 11, 2003. Mr. Kunz has also served as a Director, Chairman and Chief Operating Officer of MidNet's wholly owned subsidiary, MidNetNV, since January 2002. Prior to joining MidNetNV, Mr. Kunz was a media-based communications consultant since 1995. As a media consultant, Mr. Kunz's responsibilities and experience included business development, customer support operations, network development and market promotion strategies for various companies such as Tech-Catalyst Ventures, Inc., World Accessibility Marketplace Inc., International Image Services, Cinax Designs Inc., and Rainmaker Digital Pictures. Mr. Kunz received a business diploma from the British Columbia Institute of Technology, in 1989.

     Ruedi Aschwanden, a former Director and Chief Technology Officer resigned as Chief Technology Officer and as a Director on September 14 2005, Mr. Staples resigned as a Director on October 7, 2005 and Peter Fentiman, Chairman, resigned as Chairman and a Director on October 14 2005. Tom Locke, the former Secretary/Treasurer and EVP of Strategic Planning, resigned on December 31 2005.

     Messrs. Kunz and Aschwanden both served as officers and directors for Konnect Corp., a private Delaware corporation, which was a 50/50 joint venture formed in June 2000 between Condor Capital, Inc., a publicly traded Nevada corporation, and Tech-Catalyst Ventures, Inc., a private British Columbia corporation. Messrs. Kunz and Aschwanden provided consulting services to Tech-Catalyst. Neither of them were shareholders, directors or officers of Tech-Catalyst. Konnect Corp. was formed to develop and implement a real-time, interactive digital data network. Pursuant to the joint venture, Condor Capital was to provide all financing necessary for the venture and Tech-Catalyst was to provide the technical expertise to develop and implement the proposed network. Condor Capital failed to provide the financing necessary for the venture, and as a result the joint venture project was abandoned by the parties. Konnect Corp. never conducted any operations nor developed any technologies. Subsequent to the dissolution and abandonment of the project by the parties in early 2001, and subsequent to their resignation of their Officer and Director positions in April 2001 and February 2001, Messrs. Kunz and Aschwanden engaged in their respective independent third-party consulting activities. Messrs Kunz and Aschwanden's consulting activities for Tech-Catalyst ended with their respective resignations from Konnect Corp. In January 2002, Messrs. Kunz and Aschwanden, together with Mr. Fentiman formed MidNet, Inc., a Nevada corporation, and commenced development of the business now call The Middle Network(SM).

     Mr. Curtis Staples was appointed as a director of the Company, effective June 23 2005 but resigned from this position on October 7, 2005. Mr. Staples is a consultant to MidNet, Inc. in the role of Executive Vice President, Business Development. Mr. Staples is a twenty-year senior executive veteran of the post production and technical services sector of the motion picture and television industry. Over that time he has successfully managed the sales, marketing, business development and operations needs of a host of technical service providers such as Laser Pacific Canada and Rainmaker Digital Pictures in Vancouver, and International Image and Sonic Foundry Media Services in Los Angeles.

     Throughout his career, Mr. Staples has played a principal role in directing companies' expansion and growth into emerging opportunities in the entertainment sector, through the integration of new technology and enhanced workflows. Today, he is the principal consultant of X2Y, a Vancouver-based business development resource for facilities and services companies engaged in the television and motion picture industry.

     Mr. Simon Dorey, CA, ACA was appointed Chief Financial Officer of Midnet Inc. on September 13 2005. He has been serving as consultant to the company since May 2005. Mr. Dorey has worked with a number of companies in the UK, US and Canada assisting them with their fund raising, business planning, financial reporting and business development in both senior financial officer or consultant roles. Prior to that he worked as a business systems consultant, focusing on computer security and business systems enhancements. He devotes approximately 50% of his time to Midnet Inc.

     MidNet also has an Advisory Board whose function is to consult with management and the Board based on the members' respective areas of expertise. The Advisory Board does not have any governing authority; it only serves as an advisor to management and the Board. The members of the Advisory Board, their area of expertise and a brief discussion of their background include:

     Jack L. Leigh (Data Networking) - holds Honours BSc (Physics and Mathematics) and MSc (Nuclear Physics) degrees, both from The University of British Columbia. During his 38-year career in computing and data communications, primarily at The University of British Columbia, he has been a software and data communications systems programmer, analyst, manager, and executive. Prior to his early retirement he was Executive Director of the University's computing, data communications, telephone communications, printing, and publishing departments. Mr. Leigh was one of the founders of the Internet in Canada and has more than 16 years experience as a manager of Internet work organizations and operations.

     Dr. Panos Nasiopoulos (Digital Multimedia Communications)-has a Bachelor degree in Physics from the Aristotle University of Thessaloniki, Greece, and a Master and Ph.D. degree in Electrical and Computer Engineering from the University of British Columbia, Canada. He is recognized as a leading authority on DVD and multimedia, holds several patents and has published numerous papers on the subjects of digital video compression and communications. He is the current Director of the Master of Software Systems Program at the University of

British Columbia, an Adjunct Professor with the UBC department of Electrical and Computer Engineering, and the holder of the MidNet Professorship in Digital Multimedia.

     Roger Jones (Accessibility)- "The Ability Guy," has spent almost two decades consulting on disability and accessibility issues. In 1994, he became President and Chief Executive Officer of Walk and Roll Services Inc., which was formed to provide technical support for emerging Internet companies. He is currently the President and Chief Executive Officer of World Accessibility Marketplace Inc., whose mandate is to create an inclusive environment within which everyone can communicate efficiently and effectively, independent of ability.

(b) Significant Employees.

     Other than our officers and directors, we have one other individual that is expected to make a significant contribution to MidNet.

     Ms. Kassandra Gehry was a full time employee compensated at the rate of US$5,000 per month. Ms. Gehry spent approximately 40 hours per week on MidNet business. Prior to September 1, 2004, she was employed part-time under a written employment-agreement at the rate of US$2,500.00 per month. Ms. Gehry also signed a non-disclosure agreement. A new employment agreement was not executed when Ms. Gehry converted from part time to full time employee since all other terms of the existing agreement are unchanged.

     Ms. Gehry joined us in March 2004 as a network implementation specialist. She was employed by AT&T from 1990 to 2000 in various positions, including Project Manager, International Service Manager and International Sales Executive for Europe, the Middle East and Africa. She worked on Global Account Teams for key clients, such as BMW, Ford and Compuserve. She also served in AT&T's Pacific office serving key AT&T clients in the Pacific Rim. She represented AT&T in 41 countries and served 40 major AT&T clients in virtually every region of the world during her ten-year employment with AT&T. From 2000 - March 2004, she has been devoted to raising her family in Vancouver, B.C., Canada. Ms. Gehry has a degree in Psychology from Queen's University in Kingston, Ontario.

(c) Family Relationships.

     There are no family relationships among our officers, directors, or persons nominated for such positions. However, Kassandra Gehry, is the sister of Mr. Tilo Kunz.

(d) Legal Proceedings.

     No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

(e) Board Committees

     Our board of directors has not established an Audit Committee or a Human Resources and Compensation Committee. There is currently no plan to establish such committees.

Board of Directors and Officers

     All directors hold office for one (1) year and until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth the ownership, as of January 27, 2006, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (b) by each of our directors, and
(c) by all executive officers and directors as a group.

     Rule 13d-3 under the Securities Exchange Act defines the term, "beneficial ownership". Under this rule, the term includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options but do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person.

     To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

(a) Security Ownership of Certain Beneficial Owners

                                                No. of shares
   Title             Name & Address              and nature             Percent
 of Class          of Beneficial Owner           of ownership           of Class
 --------          -------------------           ------------           --------
Common           Dulcinea Holding SA             1,825,000                 8.5%
                 Calle Ocampo 1437-A
                 Zona Centro Tijuana BC 22000
                 Mexico

Common           Joseph Lynde, Jr                1,200,000                 5.6%
                 100 Longden Ln
                 Solana Bch, CA 92075

Common           Peter Fentiman                  2,448,000 - Direct       11.4%
                 306 3680 Banff Court
                 North Vancouver, B.C.
                 Canada V7H 2Y7

Preferred                                          100,000 - Direct       33.3%

Common           Ruedi Aschwanden                2,448,000 - Direct       11.4%
                 261 E. 11th Street
                 North Vancouver, B.C.
                 Canada V7L 2G8
Preferred                                          100,000 - Direct       33.3%

(b) Security Ownership of Officers and Directors.

Title
 of                       Current                 No. of             Nature of
Class                 Name & Address              Shares             Ownership
-----                 --------------              ------             ---------
Common           Tilo Kunz                       2,448,000          Direct-11.4%
                 5182 Redonda Drive
                 North Vancouver, B.C.
                 Canada V7R 3K3
Preferred                                          100,000          Direct-33.3%

Common           Curtis Staples (1)                250,000          Direct-1.2%
                 Vancouver, BC

All Officers and Directors as a
 Group (Approx.) (2 Individuals)    Common       2,698,000          Direct-13.5%
                                    Preferred      100,000          Direct-33.3%

----------
(1) Mr. Staples' beneficial ownership includes options to purchase up to 250,000 shares of restricted Common Stock at an exercise price of $0.50 per share. These options expire in April 2009 and are included in this table since they are exercisable within 60 days.

(c) Changes in Control.

     There are currently no arrangements, which would result in a change in control of MidNet.

                            DESCRIPTION OF SECURITIES

GENERAL

     MidNet's Certificate of Incorporation authorizes a total share capital of 100,000,000 shares:

     Preferred stock, $.0001 par value; 20,000,000 shares authorized; 300,000 shares issued and outstanding as of December 31, 2003, and as of December 31, 2004 and as of January 12 2006.

     Common stock, $ 0.0001 par value; 80,000,000 shares authorized; 13,732,935 shares issued and outstanding as of December 31, 2003, and 15,684,335 shares issued and outstanding as of December 31, 2004 and 20,404,981 as at December 31, 2005.

     Each shareholder is entitled to one vote for each share of Common Stock owned of record. The holders of shares of Common Stock do not possess cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors, and in such event the holders of the remaining shares will be unable to elect any of MidNet's directors. Holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at such times and in such amounts as MidNet's board of directors may determine. Upon liquidation, dissolution, or winding up, the assets legally available for distribution to MidNet's shareholders will be distributed ratably among the holders of the shares outstanding at the time. Holders of MidNet's shares of Common Stock have no preemptive, conversion, or subscription rights, and are not subject to redemption.

     The rights and preferences of the Preferred Stock are as follows: Each share of Preferred Stock entitles the holder to 100 votes on any issue that pertains to mergers, hostile takeovers or a governmental nationalization attempt to take control of the stock of the corporation, or any vote to amend the Articles of Incorporation. Preferred Stock will be entitled to vote on and receive in accordance with such vote, any forward or reverse split of the issued and outstanding shares of Common Stock of the corporation. Preferred Stock will receive dividends concurrent with and equivalent to any per share dividend paid to the holders of Common Stock of the corporation. The preferred stock is not convertible into common stock of MidNet.

     The preferred stock will be entitled to preference over the common stock with respect to the distribution of assets of MidNet in the event of its liquidation, dissolution, or winding-up, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding-up its affairs. The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Board in its sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock. The issuance of preferred shares with such voting or conversion rights may have the effect of delaying, deferring or preventing a change in control of MidNet.

     There are no other provisions in our certificate of incorporation or our bylaws that may result in the delaying, deferring or preventing of a change in control of MidNet.

     There are no restrictions in MidNet's Certificate of Incorporation, as amended, which restrict or inhibit changes in the voting control or ownership in MidNet.

VOTING RIGHTS

     Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in this event, the holders of the remaining minority shares will not be able to elect any of the directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to the act or action, except as otherwise provided by law.

DIVIDEND POLICY

     All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

MISCELLANEOUS RIGHTS AND PROVISIONS

     Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution after: satisfaction of all liabilities; payment of the applicable liquidation preference of any outstanding loan or financing documents; and distributions to preferred stockholders.

STOCK TRANSFER AGENT

     Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, TX 75093, tel. 972-612-4120, serves as our independent registrar and stock transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

     The 4,227,960 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. 200,000 shares held by our "affiliates" (officers, directors or 10% shareholders and previous officers) which have not been previously registered are being registered. Of our remaining 17,183,216 shares of common stock outstanding (21,411,176 shares outstanding less 4,227,960 shares registered in this offering), 7,344,000 are held by affiliates: Mr. Fentiman owns 2,448,000 shares, all of which have been held for more than two years; Mr. Kunz owns 2,448,000 shares, all of which have been held for more than two years; Mr. Aschwanden owns 2,448,000 shares, all of which have been held for more than two years; Messrs. Fentiman, Kunz and Aschwanden each acquired their respective shares in December 2003.

     In addition, Messrs. Fentiman, Kunz and Aschwanden each own 100,000 shares of Preferred Stock, which they each acquired in December 2003 and which have been held for more than two years. This represents all of the issued and outstanding shares of Preferred Stock.

     We cannot predict as to the effect, if any, that sales of shares of common stock by the selling shareholders, or even the availability of such shares for sale, will have on the market prices of our common stock from time to time. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

     In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

     The 7,344,000 outstanding restricted securities held by Messrs. Fentiman, Kunz and Aschwanden officers, directors or 5% holders of MidNet, are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

ACCOUNTANTS

     Our Audited Financial Statements for the periods ending December 31, 2003 and 2004, have been included in this prospectus in reliance upon of Armando C. Ibarra, Certified Public Accountant, a Professional Corporation, 371 E. Street Chula Vista, Ca. 91910, tel: (619) 422-1348; fax:(619) 422-1465, as experts in accounting and auditing and Williams and Webster, P.S., Certified Public Accountants, Spokane, Washington.

LEGAL MATTERS

     The law office of Michael J. Morrison, Chtd., 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, telephone 775-827-6300, has passed upon the validity of the shares offered and certain other legal matters in connection with this registration statement.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

                             DESCRIPTION OF BUSINESS

FORWARD LOOKING STATEMENTS

     The words "may," "expect," "anticipate," "believe," "continue," "estimate," "project," "intend," and similar expressions used in this prospectus are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. You should also know that such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Many of these risks and uncertainties are set forth above in the "RISK FACTORS" section of this prospectus. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within the forward-looking statements.

     Our forward-looking statements are subject to a variety of factors that could cause actual results to differ significantly from current beliefs and expectations. In addition to the risk factors identified under the captions below, the operation and results of our business are subject to risks and uncertainties identified elsewhere in this registration statement, as well as the following general risks and uncertainties:

     * general economic conditions in the geographic areas that are being targeted for communications services;
     * the ability to achieve and maintain market penetration and average per customer revenue levels sufficient to provide financial viability to our business; and
     * fluctuations in the actual and forecast demand for national, regional or global telecommunications services.

     Unless otherwise indicated, all references to "Dollars", "$" or "US$" refer to U.S. dollars and all references to "Cdn$" refer to Canadian dollars.

                                   THE COMPANY

BACKGROUND

     MidNet, Inc., is a Delaware corporation, originally incorporated on July 20, 1998, under the name Tugboat International, Inc. (together with its subsidiary, Tugboat Acquisition Corp., a Nevada corporation, referred to in this registration statement as the "Company" or "Corporation"). MidNet has two wholly owned subsidiaries:

     - MidNet USA, Inc., a Nevada corporation incorporated on January 16, 2002 (MidNet USA, Inc. was formerly known as MidNet, Inc.; the company changed its name effective May 12, 2004 to avoid confusion with its parent company); and
     - MidNet Canada, Inc., a Canadian federal corporation incorporated on March 30, 2004 and acquired by MidNet in April 2004

     MidNet Canada, Inc. did not have any operations prior to becoming a subsidiary of MidNet. The promoters of MidNet Canada, Inc. were Peter Fentiman, Tilo Kunz and Ruedi Aschwanden. The named individuals did not receive any money, property, contracts, options or other rights as consideration for their position as a promoter.

     All three entities are in the same line of business: developing, selling and commercializing The Middle Network(SM). The role of each company is: MidNet, Inc. is the parent company; MidNet USA, Inc. conducts MidNet's operations in the United States and MidNet Canada, Inc. conducts MidNet's operations in Canada.

     On February 4, 2004,the majority of shareholders of record of Tugboat International, Inc., ("Selected Shareholders"), entered into a consent resolution to act upon:

     1. The Directors' proposal to amend the Corporation's Articles of Incorporation to change the Corporation's name from TUGBOAT INTERNATIONAL, INC., to MIDNET, INC.

     These Selected Shareholders approved the above proposal in a written resolution. MidNet subsequently complied with all laws, rules and regulations of the Securities Exchange Act of 1934 in connection with the name change by filing a Form 14C.

     On March 17, 2004, the Company filed a Certificate of Amendment to its Articles of Incorporation in the State of Delaware to change its name from Tugboat International, Inc. to MidNet, Inc. The Company believes the change in its name will better reflect the nature of its business.

RECENT DEVELOPMENTS

     Thru December 31 2005, MidNet has signed various agreements for bandwidth (i.e., private intercity circuits and local loops) and co-location facilities. The bandwidth agreements include the local loops for our initial customers in Vancouver and private circuit access which link Calgary, Toronto, Vancouver, Edmonton, Denver, Houston and Los Angeles. These circuits have been activated. The co-location agreements provide aggregation points which will allow MidNet to establish metropolitan area networks in Vancouver, Toronto, Los Angeles and Houston.

     As of January 27, 2006, The Middle Network(SM) is installed and operating in three customer sites, with contracts for other sites pending. These initial contracts do not represent a significant amount of revenue, but rather are significant since they are MidNet's first regular customers. In the nine months ended September 30, 2005, MidNet reported approximately $6,900 in revenue and has been receiving $2,000 per month since.

     MidNet's first customer for The Middle Network(SM) was Technicolor Creative Services Canada ("TSC Canada") (formerly Command Post & Transfer Corporation). Effective September 1, 2004, MidNet entered into an agreement with Technicolor, to provide digital network services over The Middle Network(SM). Agreements have also been signed with Rainmaker Limited Partnership, Northwest Communications Ltd. and Kelman Technologies. All of these agreements provide a fixed monthly amount for a three month period during the initial or verification phase of our network. The agreements with TSC Canada, Rainmaker Limited Partnership and Northwest Communications Ltd. were effective from September 1, 2004 thru November 30, 2004. These contracts were not renewed. In June 2005 MidNet negotiated a contract to provide digital network services with Lightning Media and in July 2005 with Rainmaker for a minimum amount of US$1,000 per month.

MERGER AND REORGANIZATION

     Effective December 11, 2003, Tugboat International, Inc. ("Tugboat"), by and through its wholly-owned subsidiary, Tugboat Acquisition Corp., a Nevada corporation ("TAC"), entered into a merger and reorganization agreement to acquire 100% of the total issued and outstanding shares of MidNet, Inc., a Nevada corporation ("MidNetNV"), from the shareholders of MidNetNV, in full and sole consideration of 7,506,000 shares of the registrant's restricted Common Stock, representing 58% of the total outstanding shares of Common Stock of Tugboat, post-merger. The closing date of the merger was December 11, 2003. The transaction did not involve the transfer of any funds. The 7,506,000 shares were issued directly by Tugboat from its authorized but unissued shares of Common Stock. The shareholders of MidNetNV now have direct beneficial ownership and voting control of Tugboat, which has recently changed its name to MidNet, Inc. Effective May 12, 2004, MidNetNV changed its name to MidNet USA, Inc.

     Pursuant to the terms of the merger and reorganization agreement, Tugboat was required to file, within 60 days of the closing date of the merger, a registration statement registering 161,937 out of 7,506,000 of Tugboat restricted common stock issued to MidNetNV shareholders pursuant to the merger. Tugboat failed to file the registration statement within 60 days, but the holders of the 161,937 waived this requirement.

     In addition, the holders of 300,000 shares of Preferred Stock of MidNetNV exchanged their shares for 300,000 shares of Tugboat Preferred Stock, $.0001 per share par value. The 300,000 Tugboat Preferred Shares have the identical rights and preferences as the 300,000 Preferred Shares issued by MidNetNV. In addition, options for the four (4) members of the MidNetNV Advisory Board and two consultants to MidNetNV (Robert Mackay a former officer of MidNetNV and Tom Locke, a former officer of MidNetNV and current officer of MidNet) to acquire 1,260,000 restricted shares of MidNetNV, at an exercise price of $.50 per share, were exchanged for options to acquire 1,260,000 restricted shares of Tugboat, at an exercise price of $.50 per share, on the same terms and conditions of the MidNetNV options. The options are currently held by the same six (6) persons, who are now the four (4) members of our Advisory Board, Mr. Robert Mackay a former consultant and former officer of MidNetNV, and one of our officers, Mr. Tom Locke. As of January 12, 2006, none of these options to purchase 1,260,000 restricted shares have been exercised.

     There are no arrangements or understandings among members of the former and/or the new control groups of MidNet and/or their respective associates with respect to the election of directors or other matters.

     Concurrent with the merger, the following persons were appointed as Directors of MidNet: Ruedi Aschwanden, Tilo Kunz and Peter Fentiman. Karen A. Batcher resigned as President, Secretary and Treasurer of Tugboat and the Board of Directors appointed Peter Fentiman to serve as President. Mr. Aschwanden was appointed to serve as interim Secretary and Treasurer.

     There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant.

     The principal shareholders of MidNetNV, who are also officers and directors of MidNet (Messrs. Ruedi Aschwanden, Tilo Kunz and Peter Fentiman) now have direct beneficial ownership and voting control of 48% of the total issued and outstanding shares of Common Stock of MidNet and 100% of the total issued and outstanding shares of Preferred Stock. Each share of the Preferred Stock entitles the holder to 100 votes on any issue that pertains to mergers, hostile takeovers or a governmental nationalization attempt to take control of the stock of the corporation, or any vote to amend the Articles of Incorporation.

     The Board of Advisors are available to consult with management and the Board in their areas of expertise as outlined in their biographies. The Advisory Board does not have any governing authority; it only serves as an advisor to management and the Board. The names, area of expertise and background of each member is included above at paragraph (a) under the section "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

     There were no finders' fees or other compensation, direct or indirect, which were paid in connection with the merger.

                                    BUSINESS

     Over the past three years, the founders of MidNet developed the proprietary configuration technology and software architecture called "The Middle Network(SM)."

     The Middle Network(SM), now operational, is designed to allow its present and future customers to communicate digitally in a private, reliable and affordable environment. The Middle Network(SM) will provide a unique neutral data communications environment among telecommunications infrastructure companies, such as AT&T, Sprint and Verizon ("Telco"), Application Service Providers or ASPs such as Corio and BlueStar Solutions (who are third-party entities that manage and distribute software-based services and solutions to customers across a wide area network from a data center or other information technology installations) and the customers/consumers of the Telcos and ASPs. We do not have any arrangements or understandings with any of the companies named in this paragraph; they are merely provided for illustrative purposes.

     MidNet intends to generate revenue by charging fees to send and receive digital data over The Middle Network(SM). Just as couriers and shipping companies use trucks and other means of transportation to move packages and pay for such services based on weight and distance, MidNet's customers will send and receive digital packages over our private network at a cost based on the number of gigabytes sent and/or received. The amount charged per gigabyte will vary depending on a number of factors including:

     * the amount of data transmitted over the network (high volume users will generally pay less per gigabyte than low volume users);
     * the type of data transmitted (i.e., video or data files, video conferencing, online collaboration, e-mail, etc.); and
     * whether transmission is real-time or instantaneous (higher fee per gigabyte) or delayed (lower fee per gigabyte).

     When we refer to The Middle Network(SM) as neutral, we mean that it will be independent and unrelated to any specific hardware, software, application service providers and/or telecommunication service providers.

PRINCIPAL PRODUCTS AND SERVICES AND THEIR MARKETS

     We do not offer any products and our principal service offered is our proprietary digital network we call The Middle Network(SM). The Middle Network(SM) is intended to be a commercial alternative to the Internet.

     Our primary markets are expected to be Application Service Providers ("ASPs") serving the media and entertainment and oil and gas industries and their customers, both current and future. Additionally, our market potentially includes companies that have created their own application services or private networks. We will focus on those customers based in Canada and the United
States:

     * For the media and entertainment sector primarily Vancouver, Toronto, Montreal, Los Angeles, Chicago and New York; and
     * For the oil and gas industry primarily Calgary, Edmonton, Houston, Dallas, Oklahoma City and Denver.

SERVICES

     Our purpose is to provide a reliable network-operating environment within a protected private network and act as the middle layer between telecommunication infrastructure companies, Application Service Providers and the end users. MidNet intends to provide the means to move high-speed protected data, metered in gigabyte units, for a broad mix of services within MidNet's private environment, including:

     *    Digital media transfer
     *    Digital collaboration
     *    Security
     *    Video communication
     *    E-commerce transaction fulfillment
     *    Unified messaging (including email)

     From an operational standpoint, The Middle Network(SM) allows a company to communicate without the use of the Internet, thereby reducing the possibilities of:

     *    viruses
     *    worms
     *    hackers
     *    intermittent reliability
     *    unreliable bandwidth

     Since The Middle Network(SM) does not operate on the Internet, we believe it avoids the problems currently encountered by commercial applications on the Internet, including the possibility of viruses, worms, hackers, intermittent reliability and unreliable bandwidth.

     The Middle Network(SM) uses private circuits leased from telecommunication companies, such as, for example AT&T, to establish our private digital network. These private circuits, or networks, are controlled exclusively by MidNet. We call these private circuits "The Middle Network(SM)". The only data transmitted over these private circuits is controlled exclusively by MidNet. We allow our customers access to The Middle Network(SM) by providing each customer with an electronic switch, provided to the customer by MidNet. The customer uses The Middle Network(SM) through their individual access device to transmit data over the network to other customers on the network. Thus if customer A wants to transmit data to a third party through The Middle Network(SM), the third party must also be a customer of The Middle Network(SM) and have their individual access device provided by MidNet. We electronically establish closed circuits between users, thus establishing a private line of communication. Contrast this to the Internet which effectively provides wide open access to everyone and everyone is using the same bandwidth or circuit. It is relatively easy to introduce a virus or worm into the Internet circuit because it is wide open and unprotected and not a private channel. Since each transmission of data on The Middle Network(SM) is on its own individual closed circuit between two users, a worm or virus would be restricted to that connection and would not spread throughout The Middle Network(SM).

     The Middle Network(SM) is private because we lease private circuits. And because The Middle Network(SM) is a closed, private network, traffic is controlled and bandwidth is consistent and thus reliable. It is more advanced than the Internet because it is private and controlled.

     In addition, use of The Middle Network(SM) could eliminate the need for a company to establish an expensive inter-office private network. The Middle

Network(SM) is intended to offer the same protected networking environment as an inter-office private network, but without the associated costs and logistics of operating a private network. Additionally, with a private network, companies may be required to subscribe for bandwidth they may not actually utilize. On The Middle Network(SM), users will only be charged for bandwidth actually used.

     The Middle Network(SM) is comparable to an inter-office private network because it uses private circuits like an inter-office network. As for cost and logistics advantages, to establish an inter-office private network a company must research what is available, solicit quotes, place orders for lines and equipment, buy and install switches, often hire personnel to manage and operate the network, and provide ongoing maintenance and support, 24 hours a day, seven days a week. To further complicate this process, the company could find itself working with multiple telecommunication providers. MidNet, on the other hand, assumes responsibility for these functions and in return our customers pay for the bandwidth actually used.

     The Middle Network(SM) also avoids the problems created by the geographic boundaries or regional focus of telecommunication companies by connecting otherwise disparate systems. Consider your local phone service. Your choice of local phone providers is limited to the companies in your area, and often times you have only one telephone company to choose from (although your local cable company may be able to provide telephone service). The same is true for other telecommunication services. For example, a telecommunication company based in the southeastern part of the United States is going to be limited in its ability to provide telecommunication services to someone located in the northwest because they do not have infrastructure in the northwest. The southeastern Telco must work with their competitor in the northwest to deliver its services. The Middle Network(SM) will not be subject to those geographic limitations. We will be able to connect the customer in the northwest to customers, vendors and other offices located in the southeast. From the users' perspective, MidNet's network will seamlessly span all telecommunications networks and services because we are complementary to the telecommunication companies and not competitive.

     Additionally, the markets for data and Internet-related services are characterized by rapidly changing technology, evolving industry standards, changing customer needs, emerging competition and the frequent introduction of new products and services. The future success of our proposed data services business will depend, in part, on our ability to accomplish the following in a timely and cost-effective manner:

     * effectively use leading technologies and update or convert from existing technologies and equipment;
     *    continue to develop technical expertise;
     *    develop new services that meet changing customer needs; and
     * influence and respond to emerging industry standards and other technological changes.

     Our pursuit of necessary technological advances may require substantial time and expense. Moreover, in the course of our business we must make choices regarding technology based on our understanding of technological trends. If the technology choices we make prove to be incorrect, ineffective or unacceptably costly, our ability to meet our customers' demands for existing and future telecommunications services could be impaired, which would adversely affect our growth and operating results.

DISTRIBUTION

     We plan to distribute and deliver The Middle Network(SM) through:

     - Private circuits we lease from various telecommunication providers, such as AT&T, Verizon and Sprint (we currently do not have any agreements with these companies); and
     - Co-location facilities we lease from various companies, like Level 3 Communications (we currently have an agreement with this company).

     The private circuits include circuits that connect customers to the co-location facilities or aggregation points within a city, as well as long haul circuits between cities. We have signed bandwidth agreements which provide circuits between Vancouver, Los Angeles, Toronto, Houston, Calgary, Denver and Edmonton. Some of these circuits are in use and others are being established. The costs for these circuits vary based on a number of factors including: location, number of providers in a particular market, the capacity of the circuit, and distance or length of the circuits.

     Co-location facilities provide services and space within which we install our equipment. MidNet owns all of the equipment we install in the co-location facilities. We have signed agreements for co-location facilities in Vancouver, Toronto Los Angeles and Houston. The costs for these co-location facilities vary based on location, size of the space leased, and the number of providers in each city.

     Our projected costs for the private circuits and the co-location facilities over the next twelve months are approximately $800,000. Approximately 90% of this total or $720,000 relates to the private circuits with the remaining 10% or $80,000 attributable to six projected co-location facilities.

NEW PRODUCTS OR SERVICES

     We currently have no new products. Our new service, as announced to the public, is a multi-company network that we call The Middle Network(SM).

INDUSTRY

     MidNet is in the general telecommunications industry. Currently, there are many companies that provide digital communications services, data networking services, and application services, but MidNet is unaware of any company that provides a service that currently directly competes with The Middle Network(SM).

     MidNet is creating a commercial alternative to the Internet and private data networks. The Middle Network(SM) will represent a new way to send digital information privately between geographic locations. The Middle Network(SM) is also a digital alternative to parcel courier services such as UPS and Federal Express, allowing the high-speed transfer of information (i.e., digital packages) from location to location in a private and cost effective manner.

COMPETITIVE BUSINESS CONDITIONS

     We believe conventional methods, such as digital communications services, data networking services, and application services, will continue to be a prime source of competition, along with many other Internet based services.

     We believe that acceptance of our services will depend on the following factors, among others:

     * the growth of private networks as a medium for communication and commerce generally, and as a market for intellectual properties, financial products and services in particular;
     * development of a neutral private network infrastructure to support new technologies and handle the demands placed upon electronic communications;
     * government regulation of incumbent and competitive local exchange carriers;
     * our ability to successfully and efficiently develop on-line services that are attractive to a sufficiently large number of consumers and businesses; and
     * a change in the perception among many consumers, businesses and service providers that utilizing our on-line services is more dependable than obtaining competitive services through digital communications services, data networking services, and application services, the existing and more traditional methods.

     Slower response times could adversely affect use of our website, which could make us less competitive. We may be unable to develop and introduce new services or service enhancements in a timely manner. In addition, because the market for our proposed services is in the early stages of development, data pertaining to the volume of visitors to our website and use of our services is difficult to predict. If the volume of website visitors or users of our services falls below our expectations or expectations of financial analysts or the public, we may be unable to successfully market our proposed services. The occurrence of any of these factors could have a material adverse effect upon the very nature of our business and the continuation of our operations.

COMPETITORS

     Many telecommunication companies provide "virtual" private network services. In contrast to a true private network which has a dedicated private circuit, a "virtual" private network actually uses shared networks or bandwidth combined with a software configuration to make it appear private. Companies that provide these services include, for example, AT&T, Verizon and Sprint. However, MidNet is currently unaware of any competitor providing a service that competes directly with The Middle Network(SM) because all other companies providing telecommunication services provide their own proprietary application services along with their telecommunication services. In contrast, MidNet's services are complementary to Inter-Exchange Carriers (IXCs), such as AT&T and Sprint, as well as Competitive Local Exchange Companies (CLECs), such as regional telecommunication companies like Qwest and BellSouth, because both the IXCs and CLECs allow third party ASPs to provide services through The Middle Network(SM). By complementary, we mean that MidNet will use and pay for telecommunication services from IXCs and CLECs to host The Middle Network(SM).

     We do not anticipate that IXCs or CLECs would block MidNet from using their services because we are not competing with those companies. In fact, we are complementary to the IXCs and CLECs and we represent a potential source of revenue to them because we lease circuits from them. In addition, although they can compete with us using their own virtual private networks, we, like all consumers, are granted the right to acquire access under the Telecommunications Act of 1996 and telecommunication companies can not prohibit such access.

     Additional competition may come from independent application service providers, or ASP's, such as Microsoft, Apple and Oracle. ASPs either have to deliver their services over the Internet or create their own private or semi-private networks to provide advanced telecommunication services, such as videoconferencing. The Middle Network(SM) will make it possible for ASP's to provide their services without the need to create their own networks and in a protected environment, unlike the Internet.

OUR COMPETITIVE POSITION

     The Internet is the only direct competition that we are aware of, and we differentiate ourselves by providing a private and reliable network that has the ability to deliver advanced communication services, such as full screen, full resolution videoconferencing, at prices that will compete with existing long distance telephone calling. In addition, the Internet is not exclusive to any one company. The Middle Network(SM) is private because we lease private circuits. And because The Middle Network(SM) is a closed, private network, traffic is controlled and bandwidth is consistent and thus reliable. Additionally, our network will employ a mesh design (i.e., more than one path available) and will have built-in redundancy. Our prices will be competitive with existing long distance telephone rates because we will buy time in bulk and act as a wholesaler.

     We believe competition takes place on many levels, including pricing, convenience in obtaining services, breadth of services offered and ease of use, among others. Our intent is to brand MidNet as one of the leading specialty service providers for businesses that would normally use digital communications services, data networking services and application services.

     Our objective is to provide a service that helps businesses cut through the often perceived clutter, confusion and noise of the marketplace and help them confidently and quickly find what we believe is a new, viable and efficient alternative to the traditional digital communications services, data networking services, and application services.

     We will attempt to brand MidNet as what we believe is a new, private, neutral and cost-effective solution to communication services now provided by digital communications services, data networking services and application services providers. By attempting to provide specialized services for businesses, we will seek to differentiate ourselves from other competing service providers. Our services will allow our proposed customers to utilize a telecommunications network that we call "neutral", because it will allow them a choice between our network versus the traditional and costlier telecommunication service providers. Our specialized service enables interaction between multiple companies in a private network (i.e., a multi-company private network). However, we have no assurance we will be successful in differentiating ourselves from our competitors, or that we will be successful in competing in the marketplace for our proposed services.

     We expect that our operations will depend on a number of third parties over which we will have limited control. Specifically, we intend to lease private transmission lines and co-location spaces from unrelated third-party providers. In addition, we do not plan to own an Internet gateway, but instead, we will rely on a third-party, independent and unrelated service providers to host our website and provide gateway services to public networks. We may experience interruptions in our leased private transmission lines and co-location spaces, as well as our website connection and our telecommunications access due to our reliance upon third parties. This could result in loss of business and revenues. We anticipate that we will use software that is dependent on an operating system, database and server software developed and produced by and licensed by independent third parties. We may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our private transmission lines and co-location spaces, as well as our website connection or in our telecommunications access or services could have an adverse effect upon consumer perception of our ability to provide private network services in a competent, timely and efficient manner.

     A significant barrier to entry in the area of electronic commerce and communications is the secure transmission of confidential information over public and private networks. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms we may use to protect customer transaction data. If any compromise of our security were to occur, potential users may lack confidence in our site and our ability to protect their business communications and commerce information, such as credit card information, billing address, etc. Furthermore, we may be subject to damage claims from our users or others.

     A party who is able to circumvent our security measures could misappropriate our proprietary information. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of private networks generally, and The Middle Network(SM) in particular, especially as a means of conducting business and commercial transactions. To the extent that our future activities or those of third party contractors whom we may use involve the storage and transmission of proprietary information, such as business information and data, and financial data, including credit card numbers, security breaches could expose us to a risk of loss or litigation. There can be no assurance that we will be able to implement security measures that will prevent security breaches.

     We cannot provide any assurances as to the actual useful life of any of the technical systems used in The Middle Network(SM). A number of factors will ultimately affect the useful life of each of our systems including, among others, quality of construction, unexpected damage or deterioration and technological or economic obsolescence.

     Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones. In addition, because many of our services are critical to our customers' businesses, a significant interruption in service could result in lost profits or other loss to customers. Although we attempt to disclaim liability for these losses in our service agreements, a court might not enforce a limitation on liability, which could expose us to financial loss. In addition, we expect to provide some of our customers with guaranteed service level commitments. If we are unable to meet these guaranteed service level commitments for whatever reason, we may be obligated to provide our customers with credits, generally in the form of free service for a short period of time, which could negatively affect our operating results.

     Finally, many of our potential competitors have greater resources, greater marketing presence and greater name recognition than MidNet.

SOURCES AND AVAILABILITY OF RAW MATERIALS

     As of the date of this prospectus, we have no need for raw materials. However, we do require private circuits which we lease or will lease from various telecommunications providers such as AT&T, Verizon and Sprint (we currently do not have any agreements with these companies).

CUSTOMER BASE

     As of the date of this prospectus, we have four customers. We believe we will expand our customer base in the future and, thus, we do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.

CUSTOMERS

     MidNet intends to provide The Middle Network(SM) to ASPs and end-user customers who either receive services from ASPs or have created their own application services or private networks. We currently have four customers and do not plan to rely on any particular customer(s).

REGULATORY CONSIDERATIONS

     MidNet's multi-company private network (The Middle Network(SM) runs over regulated CLECs and Inter-Exchange Carriers (IXCs). The Middle Network(SM) provides a digital environment to enable ASPs that may or may not be regulated in the future, depending on whether the FCC changes its current rulings under which enhanced service providers, like MidNet, are exempt from federal and state regulations governing common carriers.

     The FCC has to date treated Internet service providers as enhanced service providers. Enhanced service providers are currently exempt from federal and state regulations governing common carriers, including the obligation to pay access charges and contribute to the universal service funds. The FCC is currently examining the status of Internet service providers and the services they provide. If the FCC were to determine that Internet service providers, or the services they provide, are subject to FCC regulation, including the payment of access charges and contribution to the universal service funds, it could affect MidNet by association and significantly increase our cost structure and have a material adverse effect on our business.

     Moreover, the interpretation of sales tax, libel and personal privacy laws applied to electronic commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

     The regulatory requirements to which we are subject could change in a manner that significantly increases our costs or otherwise adversely affects our operations. These include:

     * Our planned interstate and international operations in the United States are governed by the Communications Act of 1934, as amended by the Telecommunications Act of 1996 ("Telecom Act"). There are several ongoing proceedings at the FCC and in the federal courts regarding the implementation of various aspects of the Telecom Act. The outcomes of these proceedings may affect the manner in which we are permitted to provide our services in the United States and may have a material adverse effect on our operations.

     * The intrastate activities of local telephone service companies are regulated by the states in which they do business. A number of states in which we expect to operate are conducting proceedings related to the provision of services in a competitive telecommunications environment. These proceedings may affect the manner in which we are permitted to provide our services in one or more states and may have a material adverse effect on our operations.
     * The laws of the countries in which we operate or will operate govern our operations outside the United States. The regulation of telecommunications networks and services outside the United States varies widely. In some countries, the range of services that we are legally permitted to provide may be limited. In other countries, existing telecommunications legislation is in the process of development, is unclear or inconsistent, or is applied in an unequal or discriminatory fashion, or inadequate judicial, regulatory or other forums are available to address these inadequacies or disputes. Our inability or failure to comply with the telecommunications laws and regulations of one or more of the countries in which we operate or will operate could result in the temporary or permanent suspension of operations in one or more countries. We also may be prohibited from entering certain countries at all or from providing all of our services in one or more countries. In addition, many of the countries in which we will operate are conducting regulatory or other proceedings that will affect the implementation of their telecommunications legislation. We cannot be certain of the outcome of these proceedings. These proceedings may affect the manner in which we will be permitted to provide our services in these countries and may have a material adverse effect on our operations. * In the ordinary course of constructing our networks and providing our services we may be required to obtain and maintain a variety of telecommunications and other licenses and authorizations in the countries in which we plan to operate. We also may have to comply with a variety of regulatory obligations. Our failure to obtain or maintain necessary licenses and authorizations, or to comply with the obligations imposed upon license-holders in one or more countries, may result in sanctions, including the revocation of authority to provide services in one or more countries.

SALES AND MARKETING

     MidNet's management is currently directly involved in sales and marketing activities. MidNet believes its management and advisors have the necessary relationships and skills to meet its requirements for sales and marketing for the foreseeable future.

     Mr. Tilo Kunz and Mr. Curtis Staples will implement MidNet's marketing and sales strategy, which will include:

     * Direct marketing to the major companies in the media and entertainment industry such as movie studios, production companies and supporting services (i.e., sound, editing, etc.) by utilizing MidNet's extensive industry contacts and relationships. This will involve contacting operational managers and decision makers (i.e., General Managers, V.P. Operations, Director of IT, etc.) of various companies that understand the merits of our network and how it will enable digitization of their workflows.

     * Direct marketing to the ASPs, which will drive adoption of our network through the growth and expansion of their customer base. In this way, ASPs will act something like a dealer or reseller of our services.

     In addition, our customers will promote growth of The Middle Network(SM) through their customer and vendor relationships. For example, our network will enable real-time collaboration (such as video conferencing). To participate, each party must be on our network. We anticipate that those companies that provide products and services to our customers will be motivated to join our network to secure, maintain and/or grow those business relationships.

INTELLECTUAL PROPERTY

     Our success is dependent upon our ability to protect our intellectual property rights. We rely principally on a combination of a service mark, trade secrets, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. MidNet has applied for a service mark for "The Middle Network(SM)" through the U.S. Patent and Trademark Office.

     MidNet's proprietary rights consist of software and source code developed exclusively by MidNet. Our software integrates existing third party services, network design and network configuration to create The Middle NetworkSM. The software is used to configure private lines and establish transmission sessions for our customers. We do not claim any proprietary rights to the services, network design and network configuration of third parties. In the future, MidNet may apply for defensive patents to protect our configuration technology.

     As part of our confidentiality and operating procedures, we generally enter into nondisclosure and confidentiality agreements with each of our key employees and consultants and limit access to and distribution of our core technology, documentation and other proprietary information.

     Policing the unauthorized use of our intellectual property is difficult. We will use all viable and cost-permissive methods for defending and prosecuting any suspected violators of our intellectual property.

ENVIRONMENTAL LAW COMPLIANCE

     To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

RESEARCH AND DEVELOPMENT

     The Middle Network(SM) topology resembles a "peer-to-peer" network, rather than a "hub-and-spoke" model. Traffic routing and prioritization happens dynamically at the access point in the customer premise, not in a centralized location. Therefore, MidNet is not limited to a conventional, static network configuration. MidNet's proprietary network design and configuration enables the allocation of bandwidth "on-demand", as opposed to the static point-to-point bandwidth typically offered by Telcos. As a result, MidNet can present itself as a "dynamic private network". This innovative design provides powerful characteristics, which simultaneously enhance flexibility, robustness and security.

     Although the network is based on standardized protocols, the network design and configuration is proprietary and confidential. MidNet uses private lines and runs Asynchronous Transfer Mode ("ATM") on top of them. MPLS or Multi-protocol Label Switching is under consideration as an alternate protocol. Traffic on the private lines is encrypted at the hardware port level using a stream cipher algorithm. There are several additional layers of security.

     MidNet is also building a network configuration tool using open source software, including but not limited to Linux, FreeBSD, Apache, MySQL, Perl, PHP as well as free and commercial application software to run in these environments, for managing the network devices and automatic configuration of system parameters, system firmware updates and system password changes. This tool offers tremendous flexibility while lowering deployment costs, increasing network security and reducing dependency on expert technicians for the deployment of network devices.

     We do not depend on any one equipment supplier. Consequently, there are no primary equipment suppliers identified at this time. Price will be the primary factor in selecting vendors.

     During the last two years, about 1,000 hours per year have been spent on research and development, mostly on evaluating readily available hardware and software, as well as on aspects relating to integration of these - -products. MidNet's costs for research and development relate to equipment used in research and development. Total cost of this equipment for the last three years is approximately $8,000. MidNet did not incur any other costs for research and development. None of the costs of research and development have been borne directly by, or expected to be borne by, our customers.

EMPLOYEES

     As of Janauary 27 2006, MidNet had a total of 5 full time employees. In addition, MidNet has 5 independent contractors working approximately 20 to 40 hours per week. None of our employees are members of or represented by unions or collective bargaining agreements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

     During the previous fiscal year, and prior to the merger with MidNetNV, Registrant had been in the design phase of a web site for the buying, selling, trading and auctioning of collectible and valuable coins on the Internet with no commercial success. MidNet, under new management and direction, has a plan of operation it is currently implementing. As of the date of this filing, MidNet has generated only nominal revenue from operations and our only major source of funding has been from the issuance of our securities and the exercise of warrants. We do not believe we have sufficient funds on hand, approximately US$14,805 as of September 30, 2005, to continue the marketing and delivery of our network services to our anticipated customers without raising significant new capital or without profitable operations.

     MidNet's plan of operations over the next 12 months is to continue the marketing and delivery of our network services to our anticipated customers, consistent with our business plan. MidNet is classified as a development stage company because its principal activities involve seeking and developing business activities and commencing operations. MidNet plans to generate revenue by charging customers to send and receive data over The Middle Network(SM). This will include sending and receiving "digital" packages (e.g., digital videos and movies), video conferencing and customers using The Middle Network(SM) as their private company network. Data is measured, and will be billed, in gigabytes. Our pricing is designed to be competitive with traditional shipping services (such as FedEx).

     Anticipated key milestones in implementing our initial phase of operations and the time frame for beginning and completing each milestone are as follows:

Projected Key                                          Projected                 Projected                    Projected
  Milestone                                          beginning date           Completion date               cost (range) (1)
  ---------                                          --------------           ---------------               ----------------
Acquire co-location facilities for Vancouver           April 2004           July 2004 (actual)            $ 5,000 to $10,000

Launch cities (Vancouver, Toronto, Los Angeles)                             September 2004 (actual)
Los Angeles - Toronto                                                       December 2004 (actual)
New York                                               2nd quarter 2006

Acquire private, inter city circuits
Vancouver - Los Angeles                                April 2004           October 2004 (actual)         $ 5,000 to $10,000
(Vancouver-Los Angeles-Toronto-New York) Toronto
New York                                               2nd quarter 2006     November 2004 (actual)

Expand into other key media centers (Chicago,
Montreal and London, England)                          January 2006         January 2006 to July 2006     $10,000 to $15,000

Expand into key oil and gas cities Calgary & Houston   July 2004            October 2004 (actual)         $10,000 to $15,000
(Calgary, Edmonton, Houston, Denver)                                        December 2004 to July 2005

Sign first customer                                    April 2004           August 2004 (actual)          n/a

----------
(1) The projected cost for each key milestone reflects the non-recurring costs (i.e., installation fees, connection fees, improvements, etc.). Monthly recurring costs are included below in the projected costs over the next twelve months.

     Over the next twelve months, MidNet anticipates spending the following amounts on projected expenses deemed material (these figures are only an estimate; actual costs will vary depending on the rate of growth in customers and/or vendor pricing):

     Bandwidth and co-location (1)                               $  870,000
     Personnel costs (2)                                         $1,080,000
     Sales and marketing (3)                                     $  390,000
     Equipment purchased or leased (4)                           $  660,000
                                                                 ----------
     Total                                                       $3,000,000
                                                                 ==========
----------
(1) Includes installation and usage of the private circuits we lease and the co-location facilities. Approximately 90% of this total or $783,000 relates to the private circuits with the remaining 10% or $80,000 attributable to six projected co-location facilities.
(2) Represents costs associated with employees such as compensation, taxes, and benefits.
(3) Includes items such as advertising, marketing materials (e.g., brochures), designing, updating and maintaining the MidNet websites, and training materials.
(4) Includes network switches, servers, computers and other technological devices.

     MidNet had sufficient cash to commence the initial phase of operation; however, we will need to raise additional funds over the next twelve months. We do not know the sources of such funding nor do we have any agreements or arrangements, preliminary or otherwise, to receive such funding.

      Funds spent from date of inception through September 30, 2005 on sales and marketing include the following approximate amounts:

     Sales and marketing staff                                   $149,000
     Website and training materials                              $ 12,000
     Other sales and marketing costs                             $ 79,500
                                                                 --------
     Total                                                       $240,500
                                                                 ========

     To date, MidNet has incurred approximately $300,000 in salaries and equipment and consulting fees for research and development. We expect to incur $200,000 in research and development costs over the next twelve months.

     Over the next twelve months MidNet plans to lease or purchase various electronic equipment required for rollout of the network. The projected cost of this equipment is approximately $660,000. Equipment to be leased or purchased includes: network switches, servers, computers and other technological devices. The total to be expended on equipment over the next twelve months is only an estimate and is subject to customer demand of The Middle Network(SM). If customer demand is weak, equipment costs will likely be less; if customer demand is strong, projected equipment costs could be higher. There are currently no plans to purchase any plant or other significant equipment.

     MidNet expects to increase the number of its employees over the next twelve months as MidNet proceeds with the initial phase of operation. MidNet currently has 10 employees and consultants. Over the next twelve months we project hiring another 10 to 20 employees.

RESULTS OF OPERATIONS

     MidNet is a development stage company without established operations and only nominal revenues. We are classified as a development stage company because our principal activities involve seeking and developing business activities and commencing operations.

     MidNet, on a consolidated basis, incurred losses of $1,057,354 for the year ended December 31, 2004 and $59,684 in losses for the period ended December 31, 2003. Through the first nine months of 2005, the Company incurred consolidated net losses of $2,213,137 as compared to losses of $494,491 for the same period in 2004. This significant increase in losses was due to the costs associated with commencing the rollout of the network in the second quarter of 2004 and the inclusion of $867,500 in expense relating to the value of 250,000 restricted shares issued for consulting services on February 24, 2005 and 750,000 restricted shares issued for consulting services on June 8 2005 and $149,567 for stock based compensation on the issuance of stock options. Since 2002, MidNet has incurred cumulative net losses of approximately $3,550,000. The expenses incurred to date are primarily related to personnel, bandwidth, co-location facilities, and administrative, accounting, legal and consulting fees.

CRITICAL ACCOUNTING POLICIES

     We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the U.S. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based on the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the periods presented. There can be no assurance that actual results will not differ from those estimates. We believe the following currently represents our most critical accounting policies:

     ACCOUNTS RECEIVABLE. MidNet carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, we evaluate our accounts receivable and establish an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. MidNet's policy is not to accrue interest on trade receivables.

     BAD DEBTS. MidNet estimates bad debts utilizing the allowance method based upon past experience and current market conditions. At September 30, 2005 the allowance for doubtful accounts was $2,362.

     PROPERTY AND EQUIPMENT. We state property and equipment at cost. The cost of property and equipment is depreciated over their estimated useful lives generally using the straight-line method for financial reporting, and accelerated methods for tax reporting purposes. A substantial portion of our property and equipment, representing network switches, servers, computers and other technological devices, is depreciated over three years.

     REVENUE RECOGNITION. MidNet will derive revenue by charging customers fees to transport digital data over our private network. Data will be measured in gigabytes and MidNet will bill its customers based on usage. Revenue recognized this period was based on a fixed monthly amount pursuant to agreements applicable to the initial or test phase of the Company's network.

LIQUIDITY, CAPTIAL RESOURCES AND CASH REQUIREMENTS

     MidNet has had sufficient cash to commence the initial network rollout; however, sufficient working capital may not be available from internal operations during the next twelve months and, therefore, we may need to raise additional funds. MidNet is making plans based on the assumption MidNet will continue as a going concern, but there is no assurance we will be able to do so. Management is unsure whether proposed current operations will be able to provide sufficient revenues to meet operating costs and expansion in the future, and after we have expended cash on hand over the next 12 months. We do not know the sources of such funding nor do we have any agreements or arrangements, preliminary or otherwise, to receive such funding. Consequently, MidNet may be unable to satisfy cash requirements without financial support or other funding.

     As of September 30, 2005, MidNet had approximately $14,805 cash on hand.

     In December 2003, MidNet issued warrants to purchase up to 2,000,000 shares of MidNet's restricted common stock, at an exercise price of $0.75 per share. As of December 13, 2004, all 2,000,000 of the warrants have been exercised to acquire 2,000,000 shares of MidNet's restricted common stock resulting in net proceeds to the Company of $1,400,249.

     Until such time as the proposed business is sufficiently developed, MidNet does not expect to have any significant revenues from operations. It anticipates that, if its business plan becomes fully operational, it will generate sufficient revenues to maintain operations. There is no assurance that MidNet will be successful in selling telecommunications services metered in gigabyte units or otherwise generating revenues. MidNet has no other sources of revenue. Therefore, if not successful in its proposed business, MidNet will be unable to achieve revenues under our current business plan.

     In addition, MidNet has no credit facility or other committed sources of capital. It may be unable to establish credit arrangements on satisfactory terms, if at all. If capital resources are insufficient to meet our future capital requirements, MidNet may have to raise additional funds to continue operations. There can be no assurance that the funds will be available on favorable terms, if at all.

     To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of the securities will likely result in substantial dilution to existing shareholders.

CAPITAL EXPENDITURES

PLANT AND SIGNIFICANT EQUIPMENT. Over the next twelve months, MidNet plans to lease or purchase various electronic equipment required for rollout of the network. The projected cost of this equipment is approximately $660,000. Equipment to be leased or purchased includes: network switches, servers, computers and other technological devices. The total to be expended on equipment over the next twelve months is only an estimate and is subject to customer demand of The Middle NetworkSM. If customer demand is weak, equipment costs will likely be less; if customer demand is strong, projected equipment costs could be higher. There are currently no plans to purchase any plant or other significant equipment.

SHORT TERM GOALS

     MidNet will focus its efforts on enabling the following types of application services:

     *    Video communications
     *    Digital media transfer
     *    Digital collaboration
     *    Security video surveillance and alarm monitoring
     * E-commerce transaction fulfillment (Business-to-Business and Business-to-Consumer)
     * Unified messaging (including email, notifications of events such as alarms, news, voice mail and fax receipts, etc.))

     Our initial phase of operation is expected to include what we believe constitute the seven key media centers in North America and Europe: Montreal, Toronto, Vancouver, Los Angeles, Chicago, New York and London, England. In addition, we expect to include Calgary, Edmonton, Denver, Oklahoma City, Houston and Dallas to serve the oil and gas industry. During this phase, MidNet plans to establish connectivity between and within these cities by entering into agreements with various telecommunication companies for local loops and intercity private circuits (i.e., bandwidth). These cities are then connected through co-location facilities which act as an aggregation point for each metropolitan area network. MidNet will rent space in the co-location facilities and will install network switches to facilitate connection to the leased circuits. MidNet has commenced this initial phase and anticipates it will take twelve months.

     MidNet has entered into strategic relationships with Uniloc for use of Uniloc's device authentication and with World Accessability, an ASP and with Thornton & Associates Ltd to establish territory in India for the Company's Middle Network(SM) Services. Similar such agreements are anticipated for other regions but none are in process at this time.

LONG TERM GOALS

     Our goal is to expand The Middle Network(SM) to further penetrate both national and international markets, and seek to secure additional business opportunities.

     MidNet is making its plans based on the assumption we will continue as a going concern, but there is no assurance we will be able to do so. Management is unsure whether proposed operations will be able to provide sufficient revenues to meet operating costs and expansion in the future, and after we have expended cash on hand over the next 12 months.

     MidNet intends to continue efforts to obtain market penetration and consumer awareness of The Middle Network(SM), while focusing and seeking to obtain media-based customers and oil and gas-based customers. Other vertical markets may include, government, security, legal, health, financial, engineering, and other industries that require the movement of large amounts of data in a reliable, high speed and protected environment.

     MidNet expects to require additional funds to further develop its marketing and branding plans, and for business development. Although it may need to raise additional funds, there is no assurance that it will be able to obtain such funds. If adequate funds are not available, marketing and branding plans, and business development could be adversely affected.

     Future capital requirements will also depend on one or more of the following factors:

     *    market acceptance of MidNet's proposed services;
     *    the extent and progress of research and development programs;
     *    competing technological and market developments; and
     *    the costs of commercializing our proposed services.

     Until such time as the proposed business is sufficiently developed, MidNet does not expect to have any significant revenues from operations. It anticipates that, if its business plan becomes fully operational, it will generate sufficient revenues to maintain operations. There is no assurance that MidNet will be successful in selling telecommunications services metered in gigabyte units or otherwise generating revenues. MidNet has no other sources of revenue. Therefore, if not successful in its proposed business, MidNet will be unable to achieve revenues under our current business plan.

     If MidNet or its management receives proceeds from the sales of the securities by the selling security shareholders, which neither MidNet nor its management has any intent to do, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

     The principal uses of capital received by us thru September 30, 2005, in the sum of $2,020,000 from the proceeds from the exercise of warrants and issuance of shares, are as follows:

     Salaries                                                  $  550,000
     Consultants                                               $  481,000
     Equipment purchased                                       $   98,000
     Legal & professional                                      $  109,000
     Settlement of claims (1)                                  $   35,000
     Sales & marketing                                         $   91,000
     Deposits                                                  $   40,000
     All other operating expenses                              $  601,000
     Cash on hand                                              $   15,000
                                                               ----------
     TOTAL                                                     $2,020,000
                                                               ==========
----------
(1)  Settlement of claims includes:

      (a) $25,000 to repurchase stock from a shareholder because they did not want to participate in a public company and

      (b) $10,000 paid to Robert MacKay, a former officer and consultant, for consulting fees. Total owed to Mr. MacKay was $30,000. Mr. MacKay accepted cash of $10,000 and 15,000 shares of MidNet common stock valued at $15,000.

     Our website can be found at: www.midnetinc.com

FLUCTUATIONS IN ANNUAL AND QUARTERLY RESULTS

     MidNet's future annual and quarterly operating results, if any, may fluctuate significantly as a result of numerous factors, including:

     1. The amount and timing of expenditures required to build "The Middle Network(SM)";
     2. The amount and timing of revenues based on our ability to attract and secure new customers; and
     3. The emergence of new services and technologies in the market in which MidNet plans to deliver services.

     MidNet also faces foreign currency exchange risk if a majority of its revenue is denominated in U.S. currency and a majority of its operating costs are incurred in Canadian currency. Significant fluctuations in the foreign exchange rate between U.S. and Canadian or other foreign currencies will result in fluctuations in MidNet's annual and quarterly results.

IMPACT OF INFLATION AND OTHER COST FACTORS

     MidNet believes that inflation has not had a material effect on its past business. However, our operational expansion is affected by the cost of bandwidth and hardware components, which are generally not inflation sensitive, but rather, sensitive to competition, changes in technology and regulatory changes.

     Significant fluctuations in the foreign exchange rate between U.S. and the Canadian currency may have a material effect on our future operations and cash flow.

NEW ACCOUNTING PRONOUNCEMENTS

     In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections," (hereinafter "SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28." SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. The Company does not expect SFAS No. 154 to have a material impact on its financial position, results of operations, or cash flows.

REPORTS TO SECURITY HOLDERS

     We are a reporting company under the requirements of the Securities and Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

                             DESCRIPTION OF PROPERTY

     MidNet leases 400 square feet of commercial space at Suite 300, 1055 West Hastings Street, Vancouver, BC Canada V6E 2E9, from an unrelated third party.

     This facility houses a small satellite marketing and sales and office. MidNet renewed its lease on April 1, 2005, and the lease expires on April 1, 2006. The Company will pay approximately $3,500 (CAD $4,000) on a monthly basis.

     MidNet believes that existing facilities are adequate for its needs through the 1st quarter of 2006. Should MidNet require additional space at that time, or prior thereto, MidNet believes that such space can be secured on commercially reasonable terms and without undue operational disruption.

     Midnet has also entered into a lease for the establishment of a videophone store in Richmond, British Columbia. This is for one year only and the Company will pay approximately US$2,500 per month.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 11, 2003, Tugboat International, Inc. ("Tugboat"), by and through its wholly-owned subsidiary, Tugboat Acquisition Corp., a Nevada corporation ("TAC"), entered into a merger and reorganization agreement to acquire 100% of the total issued and outstanding shares of MidNet, Inc., a Nevada corporation ("MidNetNV"), from the shareholders of MidNetNV, in full and sole consideration of 7,506,000 shares of Tugboat's restricted Common Stock, representing 58% of the then total outstanding shares of Common Stock of Tugboat, post-merger. The transaction did not involve the transfer of any funds. The 7,506,000 shares were issued directly by Tugboat from its authorized but unissued shares of Common Stock. The shareholders of MidNetNV now have direct beneficial ownership and voting control of registrant.

     In addition, the holders of 300,000 shares of Preferred Stock of MidNetNV exchanged their shares for 300,000 shares of Tugboat Preferred Stock, $.0001 per share par value. The 300,000 Tugboat Preferred Shares have the identical rights and preferences as the 300,000 Preferred Shares issued by MidNetNV. In addition, options for members of the Advisory Board and a consultant of MidNetNV to acquire 1,260,000 restricted shares of MidNetNV, at an exercise price of $.50 per share, were exchanged for options to acquire 1,260,000 restricted shares of Tugboat, at an exercise price of $.50 per share, on the same terms and conditions of the MidNetNV options. None of these options have been exercised by the holders.

     There are no arrangements or understandings among members of the former and/or the new control groups of MidNet and/or their respective associates with respect to the election of directors or other matters.

     Concurrent with the merger, the following persons were appointed as Directors of MidNet: Ruedi Aschwanden, Tilo Kunz and Peter Fentiman. Karen A. Batcher resigned as President, Secretary and Treasurer of Tugboat and the Board of Directors appointed Peter Fentiman to serve as President and CEO. Mr. Aschwanden was appointed to serve as interim Secretary and Treasurer.

     There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant. Two (2) of our management personnel (Messrs. Kunz and Locke) now have direct beneficial ownership and voting control of 13.9% of the total issued and outstanding shares of MidNet's Common Stock.

     Subsequent to December 31, 2003, certain holders of warrants to purchase up to 2,000,000 shares of MidNet's restricted Common Stock exercised their warrants to acquire 2,000,000 shares, at a price of $.75 per share. 2,000,000 shares have been issued based upon this exercise. Based upon the exercise of the warrants, as of December 13, 2004, MidNet has received a total of US$1,400,249. None of the warrants were held by affiliates of the registrant.

     These shares were registered on December 16 2004

     Based on the employment agreements he has with MidNet, commencing March 1, 2004, Mr.Kunz who is an officer and director of MidNet, receives compensation of US$5,600.00 per month for his respective services as an officer. The companies for which Messrs Staples and Dorey work receive US$5,600 for their respective services as officers.

     The following individuals are, or were, considered promoters of MidNet:

                                                                                        Consideration received
     Name                   Position                  Consideration Received (a)            by Company (b)
     ----                   --------                  --------------------------            --------------
Peter Fentiman        Former Director and            2,000,000 shares of common            Cash and services
                      Chairman (c)                   stock and 100,000 shares of
                                                     preferred stock were issued in
                                                     exchange for cash consideration

Tilo Kunz             Director, President and,       2,000,000 shares of common            Cash and services
                      Chief Executive Officer        stock and 100,000 shares of
                                                     preferred stock were issued in
                                                     exchange for cash consideration

Ruedi Aschwanden      Former Director and Chief      2,000,000 shares of common            Cash and services
                      Technology Officer             stock and 100,000 shares of
                                                     preferred stock were issued in
                                                     exchange for cash consideration

Christos Papadimas    Previous Director,             5,000,000 shares of common            Cash and services in the
                      President & Secretary          stock were issued in exchange         organization of the Company
                                                     for cash consideration                at inception

----------
(a) The named individuals did not receive any other money, property, contracts, options or other rights as consideration for their position as a promoter.
(b) The Company did not receive any other assets, services or other consideration.
(c)  Mr. Fentiman resigned his positions with the Company in October 2005.

       MARKET FOR COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     MidNet's shares of Common Stock trade on the OTC Bulletin Board Market under the trading symbol "TUGB" until March 25, 2004, when it changed its symbol to "MIDX". The high and low bid prices of MidNet's Common Stock for the period October-December 2003 (the only quarter in its last two fiscal years that it has been traded), as quoted from the OTC Bulletin Board, are set forth below.

          Quarter                   High Bid Price           Low Bid Price
          -------                   --------------           -------------
     4th Quarter 2003                  $1.30                     $0.35
     1st Quarter 2004                  $3.18                     $1.15
     2nd Quarter 2004                  $3.65                     $2.75
     3rd Quarter 2004                  $3.32                     $1.90
     4th Quarter 2004                  $3.35                     $1.51
     1st Quarter 2005                  $2.05                     $0.67
     2nd Quarter 2005                  $1.03                     $0.35
     3rd Quarter 2005                  $0.77                     $0.33
     4th Quarter 2005                  $0.42                     $0.22

     The above quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

     In spite of the fact our stock is currently trading on the OTC Bulletin Board, broker-dealers may, nevertheless, be discouraged from effecting transactions in our Shares because they are considered penny stocks and are subject to the penny stock rules.

     Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

     Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

     In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

     As of January 27, 2006, there were 648 holders of record of our common stock.

                             EXECUTIVE COMPENSATION

     The following table shows, for the two-year period ended December 31, 2005, the cash and other compensation paid to MidNet's Chief Executive Officer. No annual compensation in excess of $100,000 was paid.

SUMMARY COMPENSATION TABLE

     No compensation was paid by MidNet to the Chief Executive Officer during the prior two fiscal years ended 2002 and 2001. No compensation was paid during the year ended December 31, 2003. US$56,000 was paid to Mr. Fentiman during the year ended December 31 2004. Mr. Fentiman was paid US$11,200 for the two months ended February 28, 2005 until Mr. Kunz became Chief Executive Officer. Mr. Kunz has been paid or is due to be paid US$56,000 for the period to December 31, 2005.

OPTION/SAR GRANTED

                                                                    % of Total      Exercise
                                                    Options          Options         Prices      Expiration
     Name/Position (a)                            Granted(#)(b)      Granted       ($/share)        Date
     -----------------                            -------------      -------       ---------        ----
Craig Hartman,  Consultant                          100,000            5.7%           1.00         3/31/12
Avalon Partners                                     200,000           11.4%           1.00         6/8/07
Avalon Partners                                     200,000           11.4%           1.50         6/8/07
Tom Locke, former Exec. V.P.
Strategic Planning                                  500,000           28.4%           0.50         3/04/09
Robert Mackay, former officer                       200,000           11.4%           0.50         6/15/09
Curtis Staples, Exec. V.P. Business Development     250,000           14.2%           0.50         2/12/10
Dr. Panos Nasiopoulos, Advisory Board               210,000           10.7%           0.50         2/12/10
Jack Leigh, Advisory Board                           50,000            2.8%           0.50         2/12/10
Roger Jones, Advisory Board                          50,000            2.8%           0.50         2/12/10
All Optionees                                     1,760,000            100%           0.50         (c)

----------
(a) We did not grant any stock options to our Chief Executive Officer or other most highly compensated executive officers during the fiscal year ended December 31, 2004.
(b) On December 11, 2003, in connection with its merger with MidNetNV, MidNet granted (a) its Advisory Board members (one of the members, Mr. Staples has since assumed a role as Executive Vice President of Business Development of MidNet), (b) a former officer of MidNetNV and (c) a consultant to MidNet, options to purchase a total of 1,260,000 shares of MidNet's restricted Common Stock, at an exercise price of $.50 per share. These options were exchanged for the outstanding MidNetNV options that were previously issued to these individuals.
(c) Currently, no other options have been granted. See expiration date above for each individual or organization.

     We consider the terms of the foregoing option transactions to be fair and reasonable to both us and respective parties involved. All option grants, including exercise prices, were the result of arms'-length negotiations between the parties.

     Although the Board of Directors approved the creation of a stock option plan, no plan was actually prepared or implemented. Nevertheless, although a stock option plan was not in existence, the Board of Directors issued stock options to the individuals/organizations named in the above table to acquire 1,760,000 shares of MidNet's restricted common stock.

OPTION EXERCISES

     None of the option holders have exercised options to purchase shares of our common stock as of January 27, 2006.

COMPENSATION OF DIRECTORS

     The directors of MidNet are not compensated for their services although such directors may, from time to time, be awarded options or other incentives by MidNet. However, directors will be reimbursed for their out-of-pocket expenses incurred in connection with their attendance at Board meetings.

CONTRACTUAL ARRANGEMENTS

     The Company entered into contracts with X2Y Consulting Services Inc and The Havory Consulting Group for marketing services of Mr. Curtis Staples and financial services of Mr. Simon Dorey respectively. These contracts may be terminated at any time upon 30 days notice by either party and provide for monthly fees of US$5,600 per month respectively.

     Effective March 3, 2005, the registrant entered into an agreement with World Accessibility Marketplace Inc. ("World Accessibility") whereby the registrant will provide hardware fingerprinting or registration services to World Accessibility. The registration services will allow certain telecommunications devices marketed by World Accessibility to operate over the registrant's digital communications system known as The Middle Network. The agreement provides a flat rate fee of $4 (Canadian) for each device registered. Under the agreement, the registrant is required to register a minimum of 300,000 devices during the calendar year 2005.

     On May 2, 2005, MidNet signed a term sheet with California-based Uniloc USA Inc., wherein Uniloc's patented "Digital DNA" fingerprinting technology, which uniquely identifies specific devices, will allow MidNet to authenticate all communications devices being used on The Middle Network. Uniloc's technologies are designed to enhance the secure and private transmission of data over The Middle Network. Uniloc's device authentication system, NetAnchor(TM), allows application service providers (ASPs) who conduct business over The Middle Network to secure all data transmissions by limiting content access to specific communications devices (e.g., videophones, voice-over-ip (VOIP) phones, video-on-demand and video streaming equipment, and PCs equipped with microphones, speakers and webcams). This system will facilitate critical copyright control and anti-piracy measures.

     The Uniloc NetAnchor(TM) system is designed as a core component of MidNet's device registration database, which is expected to include more than 500,000 digital communications devices within the next year. Uniloc has committed that its system will be able to accommodate the registration of over 6 million communications devices on the Middle Network within 5 years. MidNet expects the integration of the Uniloc system to be completed within 90 days.

     On June 8, 2005 the Company entered into a contract with Avalon partners whereby Avalon will provide financing, business consulting and investor relations services to the company. The Company issued 750,000 restricted common shares and granted 200,000 options to buy restricted common shares at a price of $1.00 and 200,000 at a price of $1.50 for a period of two years from the date of grant.

     On October 17, 2005 the Company entered into a contract with Janae Consulting Inc. whereby Janae Inc will provide financing, business consulting and investor relations services to the company. The Company issued 500,000 restricted common shares (registered in this SB2) at a price of $0.31

     On October 17, 2005 the Company entered into a contract with Equity Alliance Inc. whereby Equity will provide financing, business consulting and investor relations services to the company. The Company issued 900,000 restricted common shares at a price of $0.31 This contract is for a period of six months.

     On October 17,2005 the Company entered into a contract with Wall St. whereby wall St. will provide investor relations services to the company for a period of six months. The Company issued 639,350 restricted common shares at a price of $0.31.

     On December 20, 2005, MidNet, Inc. (the "Company") entered into an agreement with Thornton & Associates Ltd. ("Thornton") to establish territory in India for the Company's Middle Network(SM) Services. Thornton provides business development services for North American companies desiring to do business in India.

EMPLOYMENT AGREEMENTS - EXECUTIVE OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

     All of the officers and key employees have entered into employment agreements with us. Mr. Kunz has a written employment agreement which was entered into on March 1, 2004 for a one year term which may be renewed on annual basis by mutual agreement of the parties.
The agreements terminate immediately upon the occurrence of any of the following events:

     1)   Expiration of the agreement, unless renewed;
     2)   Bankruptcy or insolvency of either party;
     3)   Death or permanent disability of the employee; or
     4)   Dissolution of MidNet.

     Messrs. Staples and Dorey have written independent contractor consulting Agreements through their own companies. Ms Gehry has entered into a written employment agreement. Each of our officers is compensated at the rate of US$5,600.00 per month, or the sum of US$67,200 per year. All written employment agreements contain non-compete provisions. The consulting contracts with the companies providing the services of Messrs. Staples & Dorey consulting agreements do not contain a non-compete provision.

     Copies of these agreements and any amendments thereto are included in the Form SB-2 Registration Statement of which this prospectus is a part, which registration statement has been filed with the Securities and Exchange Commission.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission. You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future. This preliminary prospectus is subject to completion prior to this offering.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 covering the shares being sold in this offering. We have not included in this prospectus some information contained in the registration statement, and you should refer to the registration statement, including exhibits and schedules filed with the registration statement, for further information. You may review a copy of the registration statement from the public reference section of the Securities and Exchange Commission in Room 1024, Judiciary Plaza, 450 - 5th Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials at prescribed rates from the public reference section at the Commission, Room 1024, Judiciary Plaza, 450 - 5th Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a Web site on the Internet at the address http://www.sec.gov that contains reports, proxy information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Yes.

     On July 22, 2004, Registrant retained Williams & Webster, P.S., Certified Public Accountant as its auditor for the year ending December 31, 2004.

     During the two previous fiscal years, the auditor, ARMANDO C. IBARRA, Certified Public Accountant, expressed no adverse opinion, nor was any audit qualified or modified. There were no disagreements of any kind between MidNet, Inc. (formerly TUGBOAT INTERNATIONAL, INC.) and its auditor.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                 September 30,         December 31,
                                                                    2005                  2004
                                                                 -----------           -----------
                                                                 (unaudited)           (unaudited)
ASSETS

CURRENT ASSETS
  Cash                                                           $    14,805           $   509,345
  Accounts receivable                                                  5,134                 2,962
  GST receivable                                                       9,355                18,864
  Prepaid expenses                                                   135,514                37,819
                                                                 -----------           -----------
      Total Current Assets                                           164,808               568,990
                                                                 -----------           -----------

PROPERTY, NET OF DEPRECIATION                                         50,345                73,448

OTHER ASSETS
  Security deposits                                                   39,960                36,680
  Other Assets                                                            --                    --
                                                                 -----------           -----------
      Total Other Assets                                              39,960                36,680
                                                                 -----------           -----------

TOTAL ASSETS                                                     $   255,113           $   679,118
                                                                 ===========           ===========

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                               $   294,503           $    77,777
  Related party payable                                              111,348                 1,382
  Consulting fees payable                                                 --                    --
  Taxes payable                                                       20,069                 5,596
                                                                 -----------           -----------
      Total Current Liabilities                                      425,920                84,755
                                                                 -----------           -----------

COMMITMENTS AND CONTINGENCIES                                             --                    --
                                                                 -----------           -----------
STOCKHOLDERS' EQUITY
  Preferred stock, 20,000,000 shares authorized, $.0001
   par value; 300,000 shares issued and outstanding                       30                    30
  Common stock, 80,000,000 shares authorized,
   $.0001 par value; 16,930,985 and 15,684,335 shares
   issued and outstanding, respectively                                1,693                 1,568
  Additional paid-in capital                                       3,018,602             1,939,997
  Subscriptions receivable
  Stock Warrants                                                          --                    --
  Subscriptions received                                             369,328                    --
  Treasury stock                                                          --                    --
  Accumulated other comprehensive income                             (10,055)               (9,963)
  Accumulated deficit during development stage                    (3,550,405)           (1,337,269)
                                                                 -----------           -----------
      Total Stockholders' Equity                                    (170,807)              594,363
                                                                 -----------           -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $   255,113           $   679,118
                                                                 ===========           ===========

     See accompanying condensed notes to the interim financial statements.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
--------------------------------------------------------------------------------

                                                                                                                     Period from
                                                                                                                  January 16, 2002
                                                                                                                     (Inception)
                                             Three Months      Three Months      Nine Months       Nine Months           to
                                             September 30,     September 30,     September 30,     September 30,     September 30,
                                                2005              2004              2005              2004              2005
                                             -----------       -----------       -----------       -----------       -----------
                                             (unaudited)       (unaudited)       (unaudited)       (unaudited)       (unaudited)
REVENUES
  Subscription fees                          $     5,913       $     1,496       $     6,913       $     1,496       $     9,810
  Other                                               --                --                --                --            21,328
                                             -----------       -----------       -----------       -----------       -----------
      TOTAL REVENUE                                5,913             1,496             6,913             1,496            31,138
                                             -----------       -----------       -----------       -----------       -----------
EXPENSES
  Salaries expense                                68,867            94,026           292,870           158,408           552,155
  Provision for Bad Debt Expense                      --                --             2,362                --             2,362
  Bandwidth and co-location fees                 167,175            14,196           517,660            14,196           682,679
  Office expense                                  23,693            35,564            73,927            89,475           236,994
  Depreciation                                     7,220             6,457            22,034            11,326            45,426
  Consulting services                             80,563            53,377         1,209,008           136,460         1,826,020
  Professional fees                               13,030             9,077            64,851            61,439           143,917
  Marketing expense                                4,916            13,488            37,682            25,764            91,455
  Other General & Administrative Expenses             --                --                --                --
                                             -----------       -----------       -----------       -----------       -----------
      TOTAL OPERATING EXPENSES                   365,464           226,185         2,220,394           497,068         3,581,008
                                             -----------       -----------       -----------       -----------       -----------

LOSS FROM OPERATIONS                            (359,551)         (224,689)       (2,213,481)         (495,572)       (3,549,869)

OTHER INCOME (EXPENSE)
  Other income                                        --                --                --                --                26
  Foreign Currency Exchange                          (81)               --              (528)               --            (3,613)
  Interest income                                    411             1,081               872             1,081             3,051
                                             -----------       -----------       -----------       -----------       -----------
      TOTAL OTHER INCOME (EXPENSE)                   330             1,081               344             1,081              (536)
                                             -----------       -----------       -----------       -----------       -----------

LOSS BEFORE TAXES                               (359,221)         (223,608)       (2,213,137)         (494,491)       (3,550,405)

INCOME TAXES                                          --                --                --                --                --
                                             -----------       -----------       -----------       -----------       -----------

NET LOSS                                        (359,221)         (223,608)       (2,213,137)         (494,491)       (3,550,405)
                                             -----------       -----------       -----------       -----------       -----------
OTHER COMPREHENSIVE INCOME (LOSS)
  Foreign currency translation gain (loss)       (58,589)            7,400           (10,055)            9,402           (10,055)
                                             -----------       -----------       -----------       -----------       -----------

COMPREHENSIVE NET INCOME (LOSS)              $  (417,810)      $  (216,208)      $(2,223,192)      $  (485,089)      $(3,560,461)
                                             ===========       ===========       ===========       ===========       ===========

BASIC AND DILUTED NET LOSS PER COMMON SHARE  $     (0.02)      $     (0.01)      $     (0.14)      $     (0.03)
                                             ===========       ===========       ===========       ===========
BASIC AND DILUTED WEIGHTED AVERAGE NUMBER
 OF COMMON STOCK SHARES OUTSTANDING           16,921,316        15,284,335        16,272,120        14,482,476
                                             ===========       ===========       ===========       ===========

     See accompanying condensed notes to the interim financial statements.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
( A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                           Period from
                                                                                                         January 16, 2002
                                                                                                           (Inception)
                                                            Nine months ended     Nine months ended            to
                                                               September 30,         September 30,         September 30,
                                                                  2005                  2004                  2005
                                                               -----------           -----------           -----------
                                                               (unaudited)           (unaudited)           (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                     $(2,213,137)          $  (494,491)          $(3,550,405)
  Depreciation                                                      22,034                11,326                46,476
  Adjustments to reconcile net loss to net
   cash used by operating activities:
      Provision for Bad Debt                                         2,362                 2,362
      Common stock issued for services                             867,500                    --               982,500
      Common stock issued for prepaid expenses                          --                    --               195,500
      Common stock warrants issued for services                         --                    --                17,411
      Options issued for services                                  149,566                    --               149,566
      (Increase) decrease in accounts receivable                    (2,172)               (1,713)               (5,134)
      (Increase) decrease in prepaid expenses                      (97,695)               14,424              (135,514)
      (Increase) decrease in tax receivable                          9,509                (6,649)               (9,355)
      (Increase) decrease in security deposits                      (3,280)              (33,740)              (39,960)
      Increase (decrease) in accounts payable                      216,726                 1,972               294,503
      Increase (decrease) in related party payables                109,966                 6,801               136,348
      Increase (decrease) in other payables                         14,473                (2,882)               20,069
                                                               -----------           -----------           -----------
         Net cash used in operating activities                    (924,148)             (504,952)           (1,895,633)
                                                               -----------           -----------           -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                                 --               (77,449)              (97,889)
  Increase (decrease) in investments                                    --                    --
                                                               -----------           -----------           -----------
         Net cash used in investing activities                          --               (77,449)              (97,889)
                                                               -----------           -----------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Preferred stock issued for cash                                       --                    --                   300
  Common stock issued for cash                                          25                   300             1,613,324
  Paid-in-capital                                                   61,638             1,100,250                61,638
  Common stock issued for acquisition of subsidiary                     --                    --                    85
  Treasury stock purchased for cash                                     --               (25,000)              (25,000)
  Subscriptions received                                           369,328                    --               369,328
                                                               -----------           -----------           -----------
         Net cash provided in financing activities                 430,991             1,075,550             2,019,675
                                                               -----------           -----------           -----------

Net increase (decrease)  in cash                                  (493,157)              493,149                26,153

Foreign currency translation gain (loss)                            (1,383)                9,402               (11,349)

CASH, BEGINNING OF PERIOD                                          509,345                67,074                    --
                                                               -----------           -----------           -----------
CASH, END OF PERIOD                                            $    14,805           $   569,625           $    14,804
                                                               ===========           ===========           ===========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid                                                $        --           $        --           $        --
                                                               ===========           ===========           ===========
  Income tax paid                                              $        --           $        --           $        --
                                                               ===========           ===========           ===========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Common stock issued for services                             $   867,500           $   115,000           $   982,500
  Common stock issued for acquisition of subsidiary            $        --           $        --           $        85
  Preferred stock issued for acquistion of subsidiary          $        --           $        --           $       300
  Common stock issued for prepaid expenses                     $        --           $        --           $   195,500
  Warrants issued for service                                  $        --           $        --           $    17,411
  Options issued for services                                  $   149,566           $        --           $   149,566

     See accompanying condensed notes to the interim financial statements.

                                  MIDNET, INC.
              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1- BASIS OF PRESENTATION

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission. Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for complete financial statements. These unaudited interim financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2004. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions that could have a material effect on the reported amounts of the Company's financial position and results of operations.

Certain amounts from prior periods have been reclassified to conform to the current period presentation. This reclassification has resulted in no changes to the Company's accumulated deficit or net losses presented.

Operating results for the three and nine-month period ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

NOTE 2 - GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred material recurring losses from operations. At September 30, 2005, the Company had an accumulated deficit of $3,550,405 and negative working capital of $261,112. For the three months ended September 30, 2005, the Company sustained a net loss of $359,221 and for the nine months ended September 30, 2005 a net loss of $2,213,137. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is contingent upon its ability to obtain additional financing, and to generate revenue and cash flow to meet its obligations on a timely basis. Management has raised and plans to seek additional capital, from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. The Company's management is also currently putting sales strategies in place, which will, if successful, mitigate these factors, which raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 3 - STOCKHOLDERS' EQUITY

On April 25, 2005, the Company initiated a private offering for a total of 1,500,000 restricted common shares at a price of $0.60 per share. There is no minimum number of shares that must be sold and the proceeds will be used as working capital at the discretion of the Company. Subsequently, this private offering was repriced at $0.25 per share, which better reflected the market conditions and restricted nature of the shares being offered. The private placement was closed on August 15th, 2005. Subsequent to this date, the Company initiated a private offering for a total of 200,000 units of restricted common stock, each unit consisting of a restricted common share priced at $0.25 per share together with a warrant for a restricted common share at a price of $0.75 per share exercisable within one year of the purchase of such unit. As a result, during the quarter, the Company raised $430,990. Subsequent to September 30 until November 7, the Company has raised an additional $125,000.

Subsequent to quarter end, the Board of Directors of the Company determined that it would offer for sale up to 2,000,000 units of restricted common stock in blocks of 200,000, each unit to consist of one restricted common shares at a price of US$.25 per share (or as determined by the Board) and one non-transferable warrant entitling the holder to purchase one restricted common share at an exercise price of US$0.75 per share exercisable anytime within the twelve-month period from October 14, 2005 - October 13, 2006. Monies derived from such sales shall be used for the continued operation, development and expansion of the Company. The Board shall have sole discretion to modify the number of and sale price for such shares, based on market conditions and other factors.

During the three months ended September 30, 2005, the Company issued 246,650 shares of restricted common stock for cash at $0.25 per share. During the nine months ended September 30, 2005 the company issued a total of 1,246,650 shares of restricted common shares for consulting services for a total value of $1,075,550.

No options were granted during the quarter. The Company now has 1,760,000 options outstanding, which fully expire in 2012. During the nine months ended September 30 2005, the Company granted a total of 500,000 options for restricted common shares for future consulting services for a total value of $149,566.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

As of September 30, 2005, the Company has ongoing executed agreements with a regional telecommunications vendor and local vendors to provide private circuits and co-location services, respectively. The agreements establish connectivity between various cities in North America and local loops between customer premises and co-location facilities. The Company has paid vendor deposits in the amount of $39,341 as of September, 2005.

UNILOC AGREEMENT

On May 2, 2005, MidNet signed a term sheet with California-based Uniloc USA Inc., wherein Uniloc's patented "Digital DNA" fingerprinting technology, which uniquely identifies specific devices, will allow MidNet to authenticate all communications devices being used on The Middle Network. Uniloc's technologies are designed to enhance the secure and private transmission of data over The Middle Network. Uniloc's device authentication system, NetAnchor(TM), allows application service providers (ASPs) who conduct business over The Middle Network to secure all data transmissions by limiting content access to specific communications devices (e.g., videophones, voice-over-ip (VOIP) phones, video-on-demand and video streaming equipment, and PCs equipped with microphones, speakers and webcams). This system will facilitate critical copyright control and anti-piracy measures.

The Uniloc NetAnchor(TM) system is designed as a core component of MidNet's device registration database, which is expected to include more than 500,000 digital communications devices within the next year. Uniloc has committed that its system will be able to accommodate the registration of over 6 million communications devices on the Middle Network within 5 years. During the quarter the Company and Uniloc completed the beta integration of the Uniloc code with the soft/media video phone. The Company anticipates completing this integration in the fourth quarter.

RENTAL AGREEMENT

The Company entered into a one-year rental agreement for office space in Vancouver, B.C. effective April 1, 2005. The Company will pay approximately $1,630 (CAD $1,970) on a monthly basis.

NOTE 5 - PROVISION FOR TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 (hereinafter "SFAS No. 109"), "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At September 30, 2005 and December 31, 2004, the Company had net deferred tax assets of approximately $1,200,000 and $455,000, respectively, principally arising from net operating loss carryforwards for income tax purposes multiplied by an expected rate of 34%. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at September 30, 2005 and December 31, 2004. The significant components of the deferred tax asset at September 30, 2005 and December 31, 2004 were as follows:

                                                September 30,       December 31,
                                                   2005                2004
                                                -----------         -----------
     Net operating loss carry forward           $ 3,550,000         $ 1,337,000
                                                ===========         ===========
     Deferred tax asset                         $ 1,207,000         $   455,000
                                                ===========         ===========
     Deferred tax asset valuation allowance     $(1,207,000)        $  (455,000)
                                                ===========         ===========

At September 30, 2005 and December 31, 2004, the Company has net operating loss carryforwards of approximately $3,550,000 and $1,337,000, respectively, which expire in the years 2021 through 2024. The change in the allowance account from December 31, 2004 to September 30, 2005 was $752,000.

The above estimates are based upon management's decisions concerning certain elections, which could change the relationship between net income and taxable income.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company has a related party trade payable to directors and officers and a former director and officer totaling $111,348 as of September, 2005. These amounts are unsecured, non-interest bearing and are payable upon demand.

NOTE 7 - PROPERTY AND EQUIPMENT

A summary of property and equipment, and the related depreciation expense is as follows:

                                     September 30,       December 31,
                                         2005               2004
                                       --------           --------
     Property and Equipment            $ 97,890           $ 97,889
     Accumulated depreciation           (47,545)           (24,441)
                                       --------           --------
     Net Property & Equipment          $ 50,345           $ 73,448
                                       ========           ========

NOTE 8 - STOCK OPTIONS AND WARRANTS

The Company's accounting is in accordance with Financial Accounting Standards Board No. 123 and EITF 96-18A in recording warrants and stock options. The Company uses fair value base method of accounting for employee stock options or similar instruments. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company does not have a stock option plan approved by its shareholders.

As of September 30, 2005, the Company has granted various directors and non-directors options to purchase shares as follows with the following expiration dates:

     Date of                Options           Per share         Expiration
      Grant                 Granted        Exercise Price          Date
      -----                 -------        --------------          ----
     6/2005                 200,000            $1.50              6/2007
     6/2005                 200,000            $1.00              6/2007
     3/2005                 100,000            $1.00              3/2012
     2/2003                 560,000            $0.50              2/2010
     6/2002                 200,000            $0.50              6/2009
     3/2002                 500,000            $0.50              3/2009
                          ---------
     Total Options
     Granted              1,760,000
                          =========

                                                                Weighted Average
                                                     Shares      Exercise Price
                                                     ------      --------------
Outstanding at January 1, 2004                      1,260,000       $ 0.50
  Granted                                                  --         1.00
  Exercised or expired                                     --           --
                                                    ---------       ------
Outstanding and exercisable at December 31,2004     1,260,000       $ 0.54
  Granted                                             300,000         1.00
  Granted                                             200,000         1.50

Exercised or expired                                       --           --
                                                    ---------       ------
Outstanding and exercisable at September 30, 2005   1,760,000       $ 0.70
                                                    =========       ======
Weighted average fair value of options granted
during the quarter ended September 30, 2005                         $ 1.15
                                                                    ======

There were no options granted during the three months ended September 30, 2005. At September 30, 2005, the Company has 1,760,000 options outstanding, which fully expire in 2012.

NOTE 9 - SUBSEQUENT EVENTS

Subsequent to September 30 2005, the Company issued 2,039,350 shares of restricted common stock for consulting and investor relations services over the next 6 months and 1,434,646 shares of restricted common stock for cash pursuant to the private placements announced in April and August.

        FINANCIAL STATEMENTS FOR YEARS ENDING DECEMBER 31, 2004 AND 2003


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
MidNet, Inc.
Vancouver, B.C.

We have audited the accompanying consolidated balance sheet of MidNet, Inc. (a development stage company and Delaware corporation formerly known as Tugboat International, Inc.) as of December 31, 2004, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of MidNet, Inc. as of December 31, 2003 were audited by other auditors whose report dated January 28, 2004 and restated July 1, 2004 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MidNet, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has sustained substantial operating losses in recent years, has limited cash resources and negative working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Williams & Webster, P.S.
------------------------------------
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

February 18, 2005

                                ARMANDO C. IBARRA
                           Certified Public Accountant
                           A Professional Corporation

Armando C. Ibarra, C.P.A.                   Members of the American Institute of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the California Society of
                                            Certified Public Accountants
                                            Registered with the Public Company
                                            Accounting Oversight Board

                 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
MidNet, Inc.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of MidNet, Inc. (Formerly Tugboat International, Inc.) as of December 31, 2003 (restated) and 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended and from the period of January 16, 2002 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MidNet Inc. (Formerly Tugboat International, Inc.) as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended and from the period of January 16, 2002 (inception) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.


/s/ Armando C. Ibarra, CPA-APC
------------------------------------
Armando C. Ibarra, CPA-APC

January 28, 2004
July 1, 2004 (restated)
Chula Vista, California

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                  December 31,          December 31,
                                                                     2004                  2003
                                                                  -----------           -----------
ASSETS

CURRENT ASSETS
  Cash                                                            $   509,345           $    67,074
  Accounts receivable                                                   2,962                    --
  GST receivable                                                       18,864                    --
  Prepaid expenses                                                     37,819               220,500
                                                                  -----------           -----------
      Total Current Assets                                            568,990               287,574
                                                                  -----------           -----------

PROPERTY AND EQUIPMENT                                                 73,448                 6,066
                                                                  -----------           -----------
OTHER ASSETS
  Security deposits                                                    36,680                   758
                                                                  -----------           -----------
      Total Other Assets                                               36,680                   758
                                                                  -----------           -----------

      TOTAL ASSETS                                                $   679,118           $   294,398
                                                                  ===========           ===========

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                $    77,777           $     9,934
  Related party payable                                                 1,382                    --
  Consulting fees payable                                                  --               130,000
  Taxes payable                                                         5,596                   744
                                                                  -----------           -----------
      Total Current Liabilities                                        84,755               140,678
                                                                  -----------           -----------

COMMITMENTS AND CONTINGENCIES                                              --                    --
                                                                  -----------           -----------
STOCKHOLDERS' EQUITY
  Preferred stock, 20,000,000 shares authorized, $0.0001
   par value; 300,000 shares issued and outstanding                        30                    30
  Common stock, 80,000,000 shares authorized,
   $0.0001 par value; 15,684,335 and 13,732,935 shares
   issued and outstanding, respectively                                 1,568                 1,373
  Additional paid-in capital                                        1,939,997               432,532
  Subscriptions receivable                                                 --                  (300)
  Accumulated other comprehensive loss                                 (9,963)                   --
  Accumulated deficit during development stage                     (1,337,269)             (279,915)
                                                                  -----------           -----------
      Total Stockholders' Equity                                      594,363               153,720
                                                                  -----------           -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $   679,118           $   294,398
                                                                  ===========           ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
--------------------------------------------------------------------------------

                                                                                          Period from
                                                                                        January 16, 2002
                                                               Year Ended                 (Inception)
                                                              December 31,                     to
                                                    -------------------------------       December 31,
                                                        2004               2003               2004
                                                    ------------       ------------       ------------
REVENUES
  Subscription fees                                 $      2,897       $         --       $      2,897
  Other                                                       --             21,328             21,328
                                                    ------------       ------------       ------------
      TOTAL REVENUE                                        2,897             21,328             24,225

EXPENSES
  Salaries expense                                       259,285                 --            259,285
  Bandwidth and co-location fees                         165,018                 --            165,018
  Office expense                                         112,022             13,883            163,067
  Depreciation                                            18,376              2,065             23,391
  Consulting services                                    386,359             59,570            617,013
  Professional fees                                       67,564              2,857             79,066
  Marketing expense                                       53,773                 --             53,773
                                                    ------------       ------------       ------------
      TOTAL OPERATING EXPENSES                         1,062,397             78,375          1,360,613
                                                    ------------       ------------       ------------

LOSS FROM OPERATIONS                                  (1,059,500)           (57,047)      $ (1,336,388)

OTHER INCOME (EXPENSE)
  Other income                                                --                 26                 26
  Foreign currency exchange loss                             (33)            (2,663)            (3,086)
  Interest income                                          2,179                 --              2,179
                                                    ------------       ------------       ------------
      TOTAL OTHER INCOME (EXPENSE)                         2,146             (2,637)              (881)
                                                    ------------       ------------       ------------

LOSS BEFORE TAXES                                     (1,057,354)           (59,684)        (1,337,269)

INCOME TAXES                                                  --                 --                 --
                                                    ------------       ------------       ------------

NET LOSS                                              (1,057,354)           (59,684)        (1,337,269)
                                                    ------------       ------------       ------------
OTHER COMPREHENSIVE LOSS
  Foreign currency translation loss                       (9,963)                --             (9,963)
                                                    ------------       ------------       ------------

COMPREHENSIVE NET INCOME LOSS                       $ (1,067,317)      $    (59,684)      $ (1,347,232)
                                                    ============       ============       ============

BASIC AND DILUTED NET LOSS PER COMMON SHARE         $      (0.07)      $      (0.01)
                                                    ============       ============
BASIC AND DILUTED WEIGHTED AVERAGE
 NUMBER OF COMMON STOCK SHARES OUTSTANDING            14,985,515          9,643,560
                                                    ============       ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                      Preferred Stock               Common Stock             Additional
                                                     ------------------         ---------------------         Paid-in
                                                     Shares      Amount         Shares         Amount         Capital
                                                     ------      ------         ------         ------         -------
Stock issued for cash on January 16, 2002
 at $0.0001 per share                                    --      $  --        7,344,000       $   734       $     5,266

Stock issued for cash at $1.00  per share                --         --          131,335            13           107,287

Stock subscription receivable                       300,000         30               --            --               270

Stock issued for consulting services at
 $1.00 per share                                         --         --           30,600             4            24,996

Net loss for the year ended December 31, 2002            --         --               --            --                --
                                                    -------      -----      -----------       -------       -----------

Balance, December 31, 2002                          300,000         30        7,505,935           751           137,819

Recapitalization of company via reverse                  --         --        5,544,000           554              (469)
 merger with Tugboat International, Inc.

Stock issued for cash at $0.75 per share                 --         --          133,000            13            99,737

Stock issued for consulting services at
 $0.36 per share                                         --         --          550,000            55           195,445

Net loss for the year ended December 31, 2003            --         --               --            --                --
                                                    -------      -----      -----------       -------       -----------

Balance, December 31, 2003                          300,000         30       13,732,935         1,373           432,532

Stock issued for consulting services at
 $1.00 per share                                         --         --          115,000            12           114,988

Warrants exercised for cash at $0.75 per share           --         --        1,867,000           186         1,400,063

Stock subscriptions paid                                 --         --               --            --                --

Stock repurchase                                         --         --          (30,600)           (3)          (24,997)

Warrants issued for services                             --         --               --            --            17,411

Foreign currency translation                             --         --               --            --                --

Net loss for the year ended December 31, 2004            --         --               --            --                --
                                                    -------      -----       ----------       -------       -----------

Balance, December 31, 2004                          300,000      $  30       15,684,335       $ 1,568       $ 1,939,997
                                                    =======      =====      ===========       =======       ===========

                                                                                     Accumulated
                                                                        Other       Deficit During       Total
                                                    Subscriptions    Comprehensive   Development      Stockholders'
                                                     Receivable         Loss            Stage        Equity (Deficit)
                                                     ----------         ----            -----        ----------------
Stock issued for cash on January 16, 2002
 at $0.0001 per share                                  $  --          $    --       $        --       $     6,000

Stock issued for cash at $1.00  per share                 --               --                --           107,300

Stock subscription receivable                           (300)              --                --                --

Stock issued for consulting services at
 $1.00 per share                                          --               --                --            25,000

Net loss for the year ended December 31, 2002             --               --          (220,231)         (220,231)
                                                       -----          -------       -----------       -----------

Balance, December 31, 2002                              (300)              --          (220,231)          (81,931)

Recapitalization of company via reverse                   --               --                --                85
 merger with Tugboat International, Inc.

Stock issued for cash at $0.75 per share                  --               --                --            99,750

Stock issued for consulting services at
 $0.36 per share                                          --               --                --           195,500

Net loss for the year ended December 31, 2003             --               --           (59,684)          (59,684)
                                                       -----          -------       -----------       -----------

Balance, December 31, 2003                              (300)              --          (279,915)          153,720

Stock issued for consulting services at
 $1.00 per share                                          --               --                --           115,000

Warrants exercised for cash at $0.75 per share            --               --                --         1,400,249

Stock subscriptions paid                                 300               --                --               300

Stock repurchase                                          --               --                --           (25,000)

Warrants issued for services                              --               --                --            17,411

Foreign currency translation                              --           (9,963)               --            (9,963)

Net loss for the year ended December 31, 2004             --               --        (1,057,354)       (1,057,354)
                                                       -----          -------       -----------       -----------

Balance, December 31, 2004                             $  --          $(9,963)      $(1,337,269)      $   594,363
                                                       =====          =======       ===========       ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                   Period from
                                                                                                 January 16,2002
                                                                        Year Ended                 (Inception)
                                                                       December 31,                    to
                                                             -------------------------------       December 31,
                                                                2004                2003              2004
                                                             -----------         -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                   $(1,057,354)        $   (59,684)      $(1,337,269)
  Depreciation                                                    18,376               2,065            24,441
  Adjustments to reconcile net loss
   to net cash used by operating activities:
    Common stock issued for services                             115,000                  --           140,000
    Common stock issued for prepaid expenses                          --             195,500           195,500
    Common stock warrants issued for services                     17,411                  --            17,411
    (Increase) decrease in accounts receivable                    (2,962)                 --            (2,962)
    (Increase) decrease in prepaid expenses                      182,681            (219,766)          (37,819)
    (Increase) decrease in tax receivable                        (18,864)                 --           (18,864)
    (Increase) decrease in security deposits                     (35,922)               (758)          (36,680)
    Increase (decrease) in accounts payable                       67,843               5,290            77,777
    Increase (decrease) in related party payables                  1,383                  --             1,383
    Increase (decrease) in consulting fees payable              (130,000)             55,000                --
    Increase (decrease) in other payables                          5,900                 744             5,596
                                                             -----------         -----------       -----------
Net cash used in operating activities                           (836,508)            (21,609)         (971,487)
                                                             -----------         -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                          (86,808)             (1,249)          (97,889)
                                                             -----------         -----------       -----------
Net cash used in investing activities                            (86,808)             (1,249)          (97,889)
                                                             -----------         -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Preferred stock issued for cash                                    300                  --               300
  Common stock issued for cash                                 1,400,250              99,750         1,613,299
  Cash issued for acquisition of subsidiary                           --                  85                85
  Treasury stock purchased for cash                              (25,000)                 --           (25,000)
  Payment on shareholder loan                                         --             (12,828)               --
                                                             -----------         -----------       -----------
Net cash provided in financing activities                      1,375,550              87,007         1,588,684
                                                             -----------         -----------       -----------

Net increase (decrease)  in cash                                 452,234              64,149           519,308

Foreign currency translation gain (loss)                          (9,963)                 --            (9,963)

CASH, BEGINNING OF PERIOD                                         67,074               2,925                --
                                                             -----------         -----------       -----------

CASH, END OF PERIOD                                          $   509,345         $    67,074       $   509,345
                                                             ===========         ===========       ===========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid                                              $        --         $        --       $        --
                                                             ===========         ===========       ===========
  Income tax paid                                            $        --         $        --       $        --
                                                             ===========         ===========       ===========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Common stock issued for services                           $   115,000         $        --       $   140,000
  Common stock issued for acquisition of subsidiary          $        --         $        85       $        85
  Preferred stock issued for acquistion of subsidiary        $        --         $       300       $       300
  Common stock issued for prepaid expenses                   $        --         $   195,500       $   195,500
  Common stock warrants issued for services                  $    17,411         $        --       $    17,411

              The accompanying notes are an integral part of these
                       consolidated financial statements.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

MidNet, Inc. is a Delaware corporation originally incorporated on July 20, 1998, under the name Tugboat International, Inc. MidNet has two wholly owned subsidiaries:

     * MidNet USA, Inc., a Nevada corporation incorporated on January 16, 2002. (MidNet USA, Inc. was formerly known as MidNet, Inc.; the Company changed its name effective May 12, 2004 to avoid confusion with its parent company). This company conducts MidNet's operations in the United States; and

     * MidNet Canada, Inc., a Canadian federal corporation incorporated on March 30, 2004 and acquired by MidNet in April 2004. This entity conducts MidNet's operations in Canada.

Effective December 11, 2003, Tugboat International, Inc. ("Tugboat"), a Delaware Corporation and MidNet, Inc. ("MidNetNV"), a Nevada corporation, completed an agreement and plan of merger whereby Tugboat issued 7,505,935 shares of its common stock and 300,000 shares of its preferred stock in exchange for all of the outstanding common stock of MidNetNV. Immediately prior to the agreement and plan of merger, Tugboat had 5,544,000 shares of common stock issued and outstanding. The acquisition was accounted for as a recapitalization of MidNetNV because the shareholders of MidNetNV controlled Tugboat after the acquisition. Therefore, MidNetNV was treated as the acquiring entity for accounting purposes and Tugboat International, Inc. was the surviving entity for legal purposes. Effective March 17, 2004, Tugboat changed its name to MidNet, Inc. and on May 12, 2004, MidNetNV changed its name to MidNet (USA), Inc.

MidNet, Inc. and subsidiaries (hereinafter the "Company" or "MidNet") have created "The Middle NetworkSM," a network-operating environment deemed reliable within a protected private network, which acts as the middle layer between telecommunication infrastructure companies (i.e., Telcos), application service providers ("ASPs"), and the end users. The Middle NetworkSM is designed to be a commercial complement to the Internet. MidNet enables the high-speed transmission of secured data for a broad mix of services, including:

     *    Digital media transfer
     *    Digital collaboration
     *    Security
     *    Video conferencing
     *    E-commerce transaction fulfillment
     *    Unified managing (including email)

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------

Prior to the merger, Midnet, Inc. (formerly known as Tugboat International, Inc.) had been in the design phase of a web site for the buying, selling, trading and auctioning of collectible and valuable coins on the Internet with no commercial success.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method - The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounts Receivable - The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. The Company's policy is not to accrue interest on trade receivables.

Recent Accounting Pronouncements - In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, "Inventory Costs-- an amendment of ARB No. 43, Chapter 4" (hereinafter "SFAS No. 151"). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no material impact on the Company's financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" (hereinafter "SFAS No. 152"), which amends FASB Statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions" (hereinafter "SOP

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------

04-2"). This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, "Exchanges of Nonmonetary Assets - an Amendment of APB Opinion No. 29," (hereinafter "SFAS No. 153"). This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments" (hereinafter "SFAS No. 123 (R)"). This statement replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123 (R) establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based award, share appreciation rights and employee share purchase plans. SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grand date ( with limited exceptions). That cost will be recognized in the entity's financial statements over the period during which the employee is required to provide services in exchange for the award. The Company has adopted SFAS No. 123 (R) after adopting SFAS No. 123 in prior years.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------

and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that there was no impact to its financial statements from the adoption of this statement.

ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company estimates bad debts utilizing the allowance method, based upon past experience and current market conditions. At December 31, 2004, the allowance for doubtful accounts was zero, as the receivables are all recently acquired and are expected to be collectable.

CASH AND CASH EQUIVALENTS - For purposes of the statements of cash flows, the Company considers all highly liquid investments or short-term debt with original maturities of three months or less to be cash equivalents.

COMPREHENSIVE INCOME - Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (hereinafter "SFAS No. 130"), which was issued in June 1997. SFAS No. 130 establishes rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains and losses on the Company's foreign currency translation to be included in comprehensive income.

CONCENTRATION OF CREDIT RISK - The Company maintains its cash in two commercial accounts at major financial institutions. Although the financial institutions are considered creditworthy and have not experienced any losses on its deposits, at December 31, 2004, the Company's total cash balances exceeded Federal Deposit Insurance Corporation (FDIC) limits by $306,152.

DERIVATIVE INSTRUMENTS - The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (hereinafter "SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," the last of which is effective June 30, 2003. These statements establish and clarify accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At December 31, 2004 and 2003, the Company had not engaged in any transactions that would be considered derivative instruments or hedging activities.

DEVELOPMENT STAGE COMPANY - The Company is a development stage company that presents its financial statements in conformity with generally accepted accounting principles that apply to established operating companies. As such, the Company charges all administrative expenses to operations in the year they occur. The Company capitalizes only those costs that it expects to recover through future operations and those costs are subject to a regular review for possible impairment.

As a development stage company, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to December 31, 2004.

EARNINGS PER SHARE - On January 16, 2002, the Company adopted Statement of Financial Accounting Standard No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Although there were common stock equivalents outstanding December 31, 2004 and 2003, they were not included in the calculation of earnings per share because they would have been considered anti-dilutive.

ESTIMATES - The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------

FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash and related party payables and loans payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2004 and 2003.

FOREIGN CURRENCY TRANSLATION GAINS/LOSSES - The functional currency of the Company's foreign subsidiary is the local currency in the country is which the subsidiary is located. Assets and liabilities denominated in foreign currencies are translated to United States dollars at the exchange rate in effect on the balance sheet date. Revenues and expenses are translated at the average rates of exchange prevailing during the year. The net gain or loss resulting from translation is included in accumulated other comprehensive income. Gains and losses on foreign currency transactions are included in the consolidated statement of operations. There were no significant foreign currency transaction gains or losses in 2004 or 2003.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, after elimination of the intercompany accounts and transactions. The wholly owned subsidiaries of the Company are listed in Note 1.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to ten years. See
Note 10.

PROVISION FOR TAXES - Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

RECLASSIFICATION - Certain amounts from prior periods have been reclassified to conform to the current period presentation. This reclassification has resulted in no changes to the Company's accumulated deficit or net losses presented.

REVENUE - The Company recognizes revenue from sales when there is persuasive evidence that an arrangement exists, services have been rendered, the seller's price to the buyer is determinable, and collectibility is reasonably assured.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------

The Company derives revenue by charging customers fees to transport digital data over the Company's private network. Data will be measured in gigabytes and the Company will recognize revenue based on usage. The amount charged per gigabyte will vary depending on a number of factors including:

     * the amount of data transmitted over the network (high volume users will generally pay less per gigabyte than low volume users);
     * the type of data transmitted (i.e.. video or data files, video conferencing, online collaboration, e-mail, etc.); and
     * whether transmission is real-time or instantaneous (higher fee per gigabyte) or delayed (lower fee per gigabyte).

Revenue recognized during 2004 was based on a fixed monthly charge pursuant to customer agreements entered into during the initial or test phase of the Company's network.

Stock Options and Warrants - The Company's accounting for stock is in accordance with Financial Accounting Standards Board No. 123 (R) and EITF 96-18A in recording warrants and stock options. The Company uses fair value base method of accounting for employee stock options or similar instruments. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

Treasury Stock - The Company utilizes the cost method for accounting for its treasury stock acquisitions and dispositions.

NOTE 3 - GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has only nominal revenues and incurred material recurring losses from operations. At December 31, 2004, the Company had an accumulated deficit of $1,337,269. For the year ended December 31, 2004, the Company sustained a net loss of $1,057,354. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is contingent upon its ability to obtain additional financing, and to generate revenue and cash flow to meet its obligations on a timely basis. Management plans to seek additional capital from new equity securities offerings that will provide funds needed to increase

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------

liquidity, fund internal growth and fully implement its business plan. Management anticipates expenditures of approximately $3 million for operations in 2005. The Company's management is also putting sales strategies in place which will, if successful, mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 4 - STOCKHOLDERS' EQUITY

PREFERRED STOCK
The Company is authorized to issue 20,000,000 shares of $0.0001 par value preferred stock. The preferred stock has the right to receive dividends equivalent to any per share dividend paid to the common shares, additional voting rights that may be exercised upon certain conditions, and the right to participate in any forward/reverse stock splits of the issued and outstanding common stock of the Company. As of December 31, 2004 and 2003, the Company has 300,000 shares of preferred stock issued and outstanding.

COMMON STOCK
The Company is authorized to issue 80,000,000 shares of $0.0001 par value common stock. Each share of stock is entitled to one vote at the annual shareholders' meeting.

STOCK TRANSACTIONS
During the year ended December 31, 2004, the Company issued 1,867,000 shares of common stock upon exercise of warrants for cash at $0.75 per share, 115,000 shares of common stock for consulting services at $1.00 per share. Additionally, 30,600 shares of common stock were repurchased for $25,000 and subsequently cancelled.

During the year ended December 31, 2003, the Company issued 133,000 shares of common stock upon exercise of warrants for cash at $0.75 per share and 550,000 shares of common stock at $0.36 per share for prepaid consulting services.

During the year ended December 31, 2002, the Company issued 7,344,000 shares of common stock for cash valued at $0.0001 per share, 131,335 shares of common stock for cash valued at $1.00 per share, and 30,600 shares of common stock for consulting services valued at $1.00 per share. The Company also issued 300,000 shares of preferred stock valued at $0.0001 per share for a stock subscription receivable.

NOTE 5 - MERGER AND REORGANIZATION

On December 11, 2003, Tugboat International, Inc. and MidNet, Inc. completed an agreement and plan of merger whereby Tugboat International, Inc. issued 7,505,935 shares of its common stock and 300,000 shares of its preferred stock in exchange for all of the outstanding common and preferred stock of MidNet,

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------

Inc. The acquisition was accounted for as a recapitalization of MidNet, Inc. because the shareholders of MidNet, Inc. controlled Tugboat International, Inc. after the acquisition. Net assets consisted of $85 cash.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

As of December 31, 2004, the Company has executed agreements with a regional telecommunications vendor to provide private circuits. The agreements establish connectivity between various cities in North America and local loops between customer premises and co-location facilities. The Company has paid deposits with the vendor of $32,730 as of December 31, 2004. The contracts require monthly payments of approximately $33,395. Annual payments for the years ended December 31, 2005, 2006 and 2007 are approximately $400,740 per year.

As of December 31, 2004, the Company has executed various agreements with local vendors to provide co-location services. Co-location facilities represent network transition or aggregation points in cities and metropolitan areas. These facilities provide Telco grade services and spaces for either a single rack cabinet within which the Company installs its equipment or rooms within which the Company installs multiple rack cabinets. The Company has paid deposits with these vendors of $3,950 as of December 31, 2004. The contracts require monthly payments of approximately $18,145. Remaining payments on the contracts are approximately $173,440 for the year ended December 31, 2005.

During the year ended December 31, 2004, the Company entered into a one-year rental agreement for office space in Vancouver, B.C. The Company paid a security deposit of $1,456 and approximately $16,355 in rent expense for twelve months. The Company is in the process of reviewing this agreement for 2005 with no significant changes being anticipated.

NOTE 7 - PROVISION FOR TAXES

At December 31, 2004 and 2003, the Company had a net deferred tax asset calculated at an expected rate of 34% of approximately $455,000 and $95,000, respectively, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been recorded at December 31, 2004 and 2003. The change in the allowance account from December 31, 2004 to December 31, 2003 was $360,000 which is attributed to operating expenses.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------

The significant components of the deferred tax asset at December 31, 2004 and 2003 were as follows:

                                                December 31,        December 31,
                                                   2004                2003
                                                -----------         -----------

     Net operating loss carryforwards           $ 1,337,300         $   280,000
                                                ===========         ===========

     Deferred tax asset                         $   455,000         $    95,000
                                                ===========         ===========
     Deferred tax asset valuation allowance     $  (455,000)        $   (95,000)
                                                ===========         ===========

At December 31, 2004 and 2003, the Company has net operating loss carryforwards of approximately $1,337,300 and $280,000, respectively, which will expire in the years 2021 through 2024.

The above estimates are based upon management's decisions concerning certain elections which could change the relationship between net income and taxable income.

The Tax Reform Act of 1986 substantially changed the rules relative to the use of net operating losses and general business credit carryforwards in the event of an "ownership change" of a corporation. The Company has issued additional shares of common stock, which may have resulted in restrictions on the future use of net operating losses and tax credit carryforwards generated before an ownership change. The effect of such change has not been determined.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company has a related party trade payable for advances from shareholders totaling $1,382 as of December 31, 2004. These advances are unsecured, non-interest bearing and are payable upon demand. Subsequent to December 31, 2004, the entire amount was repaid.

During the year ended December 31, 2004, the Company paid $15,972 for prepaid software subscriptions to a related company, whose chairman is also chairman of MidNet.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------

NOTE 9 - PREPAID EXPENSES

Prepaid expenses consist of the following:

                                                         December 31,
                                                  -------------------------
                                                    2004             2003
                                                  --------         --------
     Prepaid legal & accounting fees              $ 12,935         $ 25,000
     Prepaid consulting services                        --          195,500
     Prepaid subscriptions                          15,972               --
     Other prepaid expenses                          8,912               --
                                                  --------         --------
     Total                                        $ 37,819         $220,500
                                                  ========         ========

NOTE 10 - PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

                                                         December 31,
                                                  -------------------------
                                                    2004             2003
                                                  --------         --------
     Computer Equipment                           $ 87,604         $ 11,081
     Leasehold improvements                         10,285               --
                                                  --------         --------
     Total                                          97,889           11,081
     Accumulated depreciation                      (24,441)          (5,015)
                                                  --------         --------
     Net Property & Equipment                     $ 73,448         $  6,066
                                                  ========         ========

NOTE 11 - STOCK OPTIONS AND WARRANTS

The Company's accounting is in accordance with Financial Accounting Standards Board No. 123 and EITF 96-18A in recording warrants and stock options. The Company uses fair value base method of accounting for employee stock options or similar instruments. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company does not have a stock option plan approved by its shareholders.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------

As of December 31, 2004, the Company has granted various directors and non-directors options to purchase shares as follows:

                                                                Weighted Average
                                                      Shares     Exercise Price
                                                      ------     --------------
Outstanding at January 1, 2003                         700,000     $   0.50
Granted                                                560,000         0.50
Exercised or expired                                        --        --
                                                    ----------     --------
Outstanding and exercisable at December 31,2003      1,260,000     $   0.50
                                                    ----------     --------
Granted                                                     --        --

Exercised or expired                                        --        --
                                                    ----------     --------
Outstanding and exercisable at December 31, 2004     1,260,000     $   0.50
                                                    ==========     ========
Weighted average fair value of options granted
during the period ended December 31, 2004                          $     --
                                                                   ========

As of December 31, 2004, the Company's options had the following expiration dates:

                                                 Exercise
                                                  Prices
Date of Grant            Options Granted       (#)($/share)      Expiration Date
-------------            ---------------       ------------      ---------------
3/4/2002                    500,000               0.50              3/04/2009
6/15/2002                   200,000               0.50              6/15/2009
2/12/2003                   560,000               0.50              2/12/2010
                          ---------
Total Options Granted     1,260,000
                          =========

During the year ended December 31, 2004, the Company issued warrants in two separate issuances of 10,000 each (20,000 in total) to purchase up to 20,000 shares of the Company's restricted common stock with an exercise price of $2.45 per share for 10,000 of the warrants and $2.52 per share for the remaining 10,000 warrants. The warrants have a two-year term and expire in 2006. The warrants were issued to a third party in exchange for services rendered.

The fair value of each warrant granted is estimated on the grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk-free interest rate is 2.5%, volatility is 61.5%, and expected life is 2 years.

MIDNET, INC.
(Formerly Tugboat International, Inc.)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
--------------------------------------------------------------------------------

During the year ended December 31, 2003, the Company issued warrants to purchase up to 2,000,000 shares of the Company's restricted common stock, at an exercise price of $0.75 per share. As of December 31, 2004, all of the warrants have been exercised resulting in net proceeds to the Company of $1,500,000.

NOTE 12 - SUBSEQUENT EVENTS

WORLD ACCESSIBILITY MARKETPLACE INC.
Effective March 3, 2005, MidNet entered into an agreement with a related entity, World Accessibility Marketplace Inc. ("World Accessibility"), whereby MidNet will provide hardware fingerprinting or registration services to World Accessibility. The registration services will allow certain telecommunications devices marketed by World Accessibility to operate over MidNet's digital communications system known as The Middle Network. The agreement provides a flat rate fee of $4 (Canadian) for each device registered. Under the agreement, MidNet is required to register a minimum of 300,000 devices during the calendar year 2005.

Mr. Tilo Kunz, chairman of MidNet, currently serves as the chairman of World Accessibility. Mr. Kunz's father indirectly owns 50% of the total outstanding equity in World Accessibility. Mr. Kunz devotes nominal time to the business of World Accessibility.

THE LINEAR GROUP LLC
Effective February 24, 2005, MidNet entered into an agreement with The Linear Group LLC (hereinafter "Linear"). Linear will provide various investment banking services, investors' communications, and public relations services with industry analysts, existing shareholders, brokers, dealers and other professionals. The agreement has a term of one year and may be canceled by either party for any reason during the first ninety days. Upon execution of the agreement, consideration paid to Linear included $5,000 in cash, 250,000 shares of the Company's common stock and 400,000 stock options to acquire 400,000 shares of common stock. The stock options have a term of three years and include certain registration rights. Half of the options are exercisable at $2.00 per share and the other half are exercisable at $3.00 per share. In addition, the Company is obligated under the agreement to pay Linear $5,000 cash per month and issue another 250,000 shares of common stock 90 days after execution of the agreement.

LIGHTNING MEDIA
Effective February 8, 2005, MidNet entered into an agreement with Lightning Media, a Los Angeles based company, to provide private digital network services for the secure transport of media data over MidNet's digital communications system known as The Middle Network. The agreement provides a minimum usage fee of $1,000 per month and has a term of one year beginning March 9, 2005.

                                4,227,960 SHARES

                                  MIDNET, INC.

                                  COMMON STOCK

                               -------------------
                               P R O S P E C T U S
                               -------------------

                                February 8, 2006



DEALER PROSPECTUS DELIVERY REQUIREMENT

     Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, staff, and agents, against expenses incurred in any action, suit, or proceeding. There are no specific provisions regarding indemnification in either our Articles or the Bylaws.

     We have not sought or obtained any director or officer insurance coverage or made any other arrangements for the funding of any indemnification obligation we might incur under the terms of Delaware law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. All fees are estimates. expenses.

     We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

           Item                                            Expense
           ----                                            -------
  SEC Registration Fee                                   $ 2,219.62
  Legal Fees and Expenses                                $ 5,000.00
  Accounting Fees and Expenses                           $ 1,500.00
  Miscellaneous                                          $ 1,280.38
                                                         ----------
  Total                                                  $10,000.00
                                                         ==========

RECENT SALES OF UNREGISTERED SECURITIES.

     The following sets forth certain information concerning the currently outstanding securities of MidNet which were sold or issued by MidNet during the last two years without the registration of the securities under the Securities Act in reliance on exemptions from such registrations requirements.

     From July 1998 through December 13 2004, we issued a total of 15,714,935 shares of our Common Stock, par value, $.0001 per share, which includes 30,600 shares of common stock issued but not outstanding in treasury stock, under exemptions from registration provided in Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act of 1933, as amended. No underwriters were used in these transactions, and no fees or commissions were paid to anyone.

     On July 20, 1998, MidNet issued 5,000,000 shares of common stock for $1,000.00 cash to Christos Papadimas, founder, director and officer. The stock was issued in reliance on an exemption from registration for non public offerings contained in section 4 (2) of the Securities Act of 1933, as amended. These securities were sold directly by MidNet. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. Mr. Papadimas is an "accredited" investor, as that term is defined under Rule 501 of Regulation D promulgated under the Act.

     Between February 11, 1999 through March 20, 1999, MidNet sold 169,000 common shares to 45 persons at $0.10 per share for a total of $16,900. The shares were issued on March 20, 1999. The shares were sold in reliance on an exemption from registration contained in Regulation D, Rule 504 of the Securities Act of 1933, as amended. These securities were sold directly by MidNet. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. The purchasers were sophisticated investors who had invested in start-up companies and were able to and understood they could lose their entire investment.

     On November 15, 2000, MidNet issued 250,000 shares of common stock for $50.00 cash to J. Michael Page, a director of MidNet. The issuance was made in reliance upon Rule 506 under Regulation D, and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by MidNet. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. The purchaser was an "accredited" investor.

     On May 14, 2001, MidNet issued 62,500 shares of common stock for cash valued at $0.10 per share to Icon Technologies, Inc (a private corporation not known to have any affiliation with MidNet). The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by MidNet. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. The purchaser was an "accredited" investor.

     On May 18, 2001, MidNet issued 62,500 shares of common stock for cash valued at $0.10 per share to Checkers Investments Ltd. (a private corporation not known to have any affiliation with MidNet). The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by MidNet. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. The purchaser was an "accredited" investor.

     On December 11, 2003 the stockholders approved the acquisition of MidNet, Inc. a Nevada corporation for 7,505,935 shares of common stock and 300,000 shares of preferred stock. Shares were issued as follows:

                                                        # Common     # Preferred
Name                            Position                 Shares         Shares
----                            --------                 ------         ------
Peter Fentiman              Director, Chairman          2,448,000      100,000

Tilo Kunz                   Director, Chief, Chief      2,448,000      100,000
                            Executive Officer
Ruedi Aschwanden            Director, Chief Technology  2,448,000      100,000
                            Officer

Various (12 individuals)    MidNetNV shareholders         161,935            0
                                                        ---------      -------
Total                                                   7,505,935      300,000
                                                        =========      =======

     The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. In addition, options for the then four (4) members of the MidNetNV Advisory Board and two consultants to MidNetNV (one of whom was a former officer of MidNetNV) to acquire 1,260,000 restricted shares of MidNetNV, at an exercise price of $.50 per share, were exchanged for options to acquire 1,260,000 restricted shares of Tugboat, at an exercise price of $.50 per share, on the same terms and conditions of the MidNetNV options. The options are currently held by the same six (6) persons, who are now the three
(3) members of our Advisory Board, one former consultant and former officer of MidNetNV, one current consultant and Director, Mr. Staples and one of our officers, Mr.Locke. As of June 30, 2005, none of these options to purchase 1,260,000 restricted shares have been exercised. All of these parties are "accredited" investors.

     On December 30, 2003, MidNet issued 550,000 in common stock to an individual (U.S. citizen) as full consideration for consulting services, pursuant to a Form S-8, filed December 18, 2003. The services include computer consulting services to develop and expand registrant's business operations and provide general business consulting services to registrant. None of the services relate to the offer or sale of securities in a capital raising transaction or the direct or indirect promotion or maintenance of a market for the registrant's securities.

     In December, 2003, MidNet issued warrants to 43 different persons to purchase up to 2,000,000 shares of MidNet's restricted Common Stock, at an exercise price of $.75 per share. No consideration was received for the issuance of the warrants because MidNet wanted to establish a relationship with persons and entities which MidNet believed could provide a source or sources of potential financing for MidNet in the future. Accordingly, MidNet issued the subject warrants. The exercise price of $0.75 per share was in excess of the market price of MidNet's shares at the time the warrants were issued and was, in the opinion of MidNet, fair and reasonable at the time. As of December 13, 2004, the holders of 2,000,000 warrants, consisting of 43 separate and unrelated holders, have exercised their warrants to acquire 2,000,000 shares of MidNet's restricted Common Stock, at a price of $.75 per share. 2,000,000 shares have been issued based upon this exercise. Based upon the exercise of the warrants, as of December 13, 2004, MidNet has received a total of US$1,500,000. None of the warrants were issued to or held by affiliates of the registrant. None of the shares of Common Stock issued upon exercise of the warrants were issued to, or are held by affiliates, either directly or indirectly. The Warrants were issued to "accredited" investors and was exempt under Rule 506.

     In February 2004, MidNet repurchased 30,600 shares of restricted Common Stock from a shareholder for $25,000 because they did not want to participate in a public company.

     In March 2004, MidNet issued 100,000 shares of restricted Common Stock to Tom Locke, an officer of MidNet, in lieu of and as consideration for US$100,000 owed to Mr. Locke pursuant to his consulting agreement with MidNet. The shares were valued at $1.00 per share. The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by MidNet. The offering was conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. He is an "accredited" investor.

     In March 2004, MidNet issued 15,000 shares of restricted Common Stock to Robert MacKay, a former officer and consultant of MidNet, in lieu of and as consideration for US$30,000 owed to Mr. MacKay pursuant to his consulting agreement with MidNet. Mr. MacKay accepted cash of $10,000 and 15,000 shares of MidNet common stock valued at $15,000. The shares were valued at $1.00 per share. The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by MidNet. The offering was conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. He is an "accredited" investor.

     The foregoing transactions are exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of exemptions from registration afforded by Section 4 (2) thereof as constituting private transactions not involving a public offering. The transfer thereof has been appropriately restricted by MidNet. The offers and sales should not be integrated with the public offering herein in reliance upon the safe harbor interpretation of Rule 152 under which it is the view of the Staff of the SEC that the filing of a registration statement following an offering otherwise exempt under Section 4 (2) does not vitiate the exemption in that Section.

EXHIBITS

Exhibit
Number               Exhibit Description
------               -------------------
3.1      Articles of Incorporation (1)
3.1.1    Amendment to Articles, dated March 17, 2004 (2)
3.2      Bylaws (1)*
4        Instrument Defining the Right of Holders - Share Certificate
4.1      Warrant Agreement (2)
5        Legal Opinion - Michael J. Morrison, Chtd.
10.1 Employment Agreement between Peter Fentiman and Registrant, dated March 1, 2004 (3)
10.2 Employment Agreement between Tilo Kunz and Registrant, dated March 1, 2004 (3)
10.3 Employment Agreement between Ruedi Aschwanden and Registrant, dated March 1, 2004 (3)
10.4 Independent Contractor Agreement between Tom Locke and Registrant, dated June 30, 2002 (3)
10.5 Employment Agreement between Kassandra Gehry and Registrant, dated May 1, 2004 (3)
10.6 Independent Contractor Agreement between Curtis Staples and Registrant, dated April 1, 2004 (3)
10.7     Agreement between MidNet and telecommunications provider (5)(6)
10.8     Agreement between MidNet and Vancouver co-location provider (6)
10.9     Agreement between MidNet and Los Angeles co-location provider (5)(6)

10.10    MidNet customer agreement with Command Post and Transfer (5)
10.11    Agreement between MidNet and Level 3 Communications (5)(6)
10.12    MidNet customer agreement with Northwest Communications (5)
10.13    MidNet customer agreement with Rainmaker Limited Partnership (5)
10.14    MidNet customer agreement with Kelman Technologies (5)
10.15    MidNet customer terms and conditions of service agreement (5)
10.16 Independent Contractor Agreement between The Havory Consulting Group and Registrant for services of Simon Dorey
10.17 Independent Contractor Agreement between Logics Consulting and the Registrant
10.18    Midnet Customer Agreement with Lightning Media (7)
10.19    Contract between the Registrant and Uniloc (8)
10.20    Contract between the Registrant and Janae Consulting Inc.
10.21    Contract between the Registrant and Equity Alliance Inc.
10.22    Contract between the Registrant and Wall St. Inc
10.23    Contract between the Registrant and Avalon Partners Inc.
10.24    Contract between the Registrant and Thornton & Associates Ltd.(9)
10.25    Contract between the Registrant and Linear Group (10)
10.26    Contract between the Registrant and World Accessibility Marketplace
         Inc.(11)
21       List of subsidiaries (4)
23       Consent of Experts - Williams & Webster, P.S., Certified Public
         Accountants
99.1     Office Lease, dated January 1, 2004 (3)
99.2     Waiver of registration rights in connection with merger (4)
99.3     Store lease, dated September 25, 2005

----------
(1)  Previously filed with original 10-SB-12g, filed January 2, 2001.
(2) Previously filed with original Form SB-2, File No. 333-114306 filed April 8, 2004.
(3) Previously filed with amended Form SB-2/A (Amendment No. 1), File No. 333-114306 filed July 12, 2004.
(4) Previously filed with amended Form SB-2/A (Amendment No. 2), File No. 333-114306 filed September 10, 2004
(5) Previously filed with amended Form SB-2/A (Amendment No. 4), File No. 333-114306 filed December 13, 2004
(6) Portions of the exhibit have been omitted pursuant to a request for confidential treatment. The confidential portion has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.
(7)  Previously filed with original 8-K on February 11,2005
(8)  Previously filed with original 8-K on June 1,2005
(9)  Previously filed with original 8-K on December 27, 2005
(10) Previously filed with original 8-K on February 28, 2005
(11) Previously filed with original 8K on March 3, 2005

                                  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
     c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a direct- or, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

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
                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned President, in the City of North Vancouver, B.C., Canada, on this 13th day of February, 2006.

                                      MidNet, Inc.


                                      By: /s/ Tilo Kunz
                                         ----------------------------------
                                         Tilo Kunz, President

Date: February 13, 2006

     In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ Tilo Kunz                                  /s/ Simon Dorey
---------------------------                    ---------------------------------
Tilo Kunz                                      Simon Dorey
Title: Chairman, President, CEO & Director     Title: Chief Financial Officer
Date: February 13, 2006                        Date:  February 13, 2006


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